                                                                 EXHIBIT 10.1(k)

                                LOAN AGREEMENT,


                         dated as of December 30, 1986
                   as amended and restated as of June 8, 1994
              as further amended and restated as of July 14, 1995

                                     among


                          DAYTON WALTHER CORPORATION,

                                as the Borrower,


                                      and


                            THE BANK OF NOVA SCOTIA

                                      and

                                    NBD BANK

                                  as the Banks


                                      and

                            THE BANK OF NOVA SCOTIA

                                  as the Agent

||                       TABLE OF CONTENTS

                                                             PAGE
                                                             ----
I.   DEFINITIONS
      1.1   Defined Terms.......................................1
      1.2   Use of Defined Terms...............................18
      1.3   Accounting and Financial Determinations............18

II.  CREDIT COMMITMENT
      2.1   Credit Commitment..................................18
      2.2   Total Commitment Amount............................19
      2.3   Credit Commitment Fee..............................19
      2.4   Termination........................................19
      2.5   Letter of Credit Fees..............................20

III. LOANS AND NOTES
      3.1   Borrowing Procedure................................20
      3.2   Notes..............................................20
      3.3   Principal Payments and Prepayments.................21
      3.4   Interest...........................................22
      3.5   Post-Maturity Rates................................22
      3.6   Payment Dates......................................22
      3.7   Payments, Computations, etc........................23
      3.8   Proration of Payments..............................24
      3.9   Setoff.............................................24
      3.10  Taxes..............................................24

IV.  BNS BASE RATE AND LIBO RATE OPTIONS FOR THE LOANS
      4.1   Elections..........................................25
      4.2   LIBO Rate Lending Unlawful.........................27
      4.3   Deposits Unavailable...............................28
      4.4   Increased Costs, etc...............................28
      4.5   Funding Losses.....................................29

V.   LETTERS OF CREDIT
      5.1   Issuance of Letters of Credit......................30
      5.2   Other Provisions Relating to Letters of Credit.....30
      5.3   Security Document Confirmation.....................34

VI.  CONDITIONS PRECEDENT
      6.1   Fifth Restatement Date.............................34
            6.1.1  Resolutions, etc............................34
            6.1.2  Opinion of Counsel..........................35

                                                             PAGE
                                                             ----

            6.1.3  UCC-3 Financing Statements..................35
            6.1.4  The Camden Guaranty.........................35
            6.1.5  The Varity Guaranty.........................35
            6.1.6  The Subordination Agreement.................35
      6.2   All Loans and Letters of Credit....................35
            6.2.1  Compliance with Warranties,
                   non-Default, etc.
            6.2.2  Absence of Litigation, etc..................36
            6.2.3  Loan Request................................36
            6.2.4  Satisfactory Legal Form.....................36
            6.2.5  Disclosure Schedule.........................36

VII. WARRANTIES, ETC.
      7.1    Organization, etc.................................36
      7.2    Due Authorization.................................37
      7.3    Validity, etc.....................................37
      7.4    Financial Information.............................37
      7.5    Absence of Default................................38
      7.6    Litigation, etc...................................38
      7.7    Regulation U......................................38
      7.8    Government Regulation.............................38
      7.9    Burdensome Agreements.............................38
      7.10   Taxes.............................................38
      7.11   Pension and Welfare Plans.........................39
      7.12   Labor Controversies...............................39
      7.13   Senior Indebtedness...............................39
      7.14   Subsidiaries......................................39
      7.15   Patents, Trademarks, etc..........................39
      7.16   Ownership of Properties; Liens....................40
      7.17   Accuracy of Information...........................40
      7.18   Environmental Warranties..........................40

VIII. COVENANTS
       8.1   Certain Affirmative Covenants.....................42
             8.1.1  Financial Information, etc.................42
             8.1.2  Maintenance of Corporate Existences,
                    etc........................................47
             8.1.3  Foreign Qualification......................47
             8.1.4  Payment of Taxes, etc......................47
             8.1.5  Insurance..................................47
             8.1.6  Notice of Default, Litigation, etc.........48

                                                             PAGE
                                                             ----

             8.1.7  Performance of Loan Documents..............48
             8.1.8  Books and Records..........................48
             8.1.9  Environmental Covenant.....................48
       8.2   Certain Negative Covenants........................49
             8.2.1  Business Activities........................49
             8.2.2  Indebtedness...............................49
             8.2.3  Liens......................................51
             8.2.4  Financial Condition........................52
             8.2.5  Investments................................52
             8.2.6  Restricted Payments, etc...................53
             8.2.7  Rental Obligations.........................54
             8.2.8  Fixed or Capital Assets....................54
             8.2.9  Take or Pay Contracts......................54
             8.2.10 Consolidation, Merger, etc.................54
             8.2.11 Modification, etc. of Subordinated
                    Debt.......................................55
             8.2.12 Transactions with Affiliates...............55
             8.2.13 Sale or Discount of Receivables............55
             8.2.14 Negative Pledges...........................56
             8.2.15 Inconsistent Agreements....................56

IX.   EVENTS OF DEFAULT
       9.1   Events of Default.................................56
             9.1.1  Financial Information, etc.................56
             9.1.2  Non-Performance of Certain Covenants.......56
             9.1.3  Default on Other Indebtedness..............57
             9.1.4  Bankruptcy, Insolvency, etc................57
             9.1.5  Impairment, etc. of Security...............58
             9.1.6  Ownership of the Borrower..................58
             9.1.7  Non-Performance of Other Obligations.......58
             9.1.8  Breach of Warranty.........................58
             9.1.9  Pension Plans..............................58
             9.1.10 Judgments..................................58
             9.1.11 Varity Indebtedness........................59
             9.1.12 Judgment against Varity....................59
       9.2   Action if Bankruptcy..............................59
       9.3   Action if Other Event of Default..................59
       9.4   Collateral Account................................60

X.    THE AGENT
       10.1   Actions..........................................60

                                                             PAGE
                                                             ----

       10.2   Funding Reliance, etc............................61
       10.3   Exculpation......................................61
       10.4   Successor........................................62
       10.5   Loans by the Agent...............................62
       10.6   Credit Decisions.................................62
       10.7   Copies, etc......................................62

XI.   MISCELLANEOUS
       11.1   Waivers, Amendments, etc.........................63
       11.2   Notices..........................................63
       11.3   Costs and Expenses and Capital Adequacy..........63
       11.4   Indemnification..................................64
       11.5   Severability.....................................65
       11.6   Cross-References.................................65
       11.7   Headings.........................................65
       11.8   Counterparts, Effectiveness, etc.................66
       11.9   Governing Law....................................66
       11.10  Confidentiality..................................66
       11.11  Successors and Assigns...........................66
       11.12  Waiver of Jury Trial.............................66
       11.13  Not a Novation...................................67



EXHIBIT A   - Note
EXHIBIT B   - Camden Guaranty
EXHIBIT C   - Loan Request
EXHIBIT D   - Continuation/Conversion Notice
EXHIBIT E   - Compliance Certificate
EXHIBIT F   - Disclosure Schedule
EXHIBIT G   - Opinion of Counsel
EXHIBIT H   - Borrowing Base Certificate
EXHIBIT I   - Varity Guaranty
EXHIBIT J   - Subordination Agreement
||

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT, dated as of December 30, 1986, as amended and restated as of June 8, 1994, and as further amended and restated as of July 14, 1995, among DAYTON WALTHER CORPORATION, an Ohio corporation (the "Borrower"), and THE
                                                            --------
BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its Atlanta Agency ("BNS"), and NBD BANK, a national banking association ("NBD" and along with BNS
  ---                                                   ---
individually a "Bank" and collectively the "Banks") and BNS acting as agent for
                ----                        -----
the Banks (in such capacity, the "Agent"),
                                  -----

                              W I T N E S S E T H:

     WHEREAS, the Borrower, BNS and NBD are parties to the Loan Agreement, dated as of December 30, 1986 and amended as of December 31, 1986 and March 31, 1987 and amended and restated as of December 1, 1987 and amended and restated as of April 26, 1988 and April 29, 1988 and as further amended as of May 31, 1989, March 6, 1990, October 30, 1990, January 31, 1991, July 31, 1991 and January 31, 1992, and as amended and restated as of June 9, 1993 and June 8, 1994 (as so amended, the "Existing Agreement"), pursuant to which the Banks have made loans
              ------------------
to the Borrower from time to time and provided working capital; and

     WHEREAS, the Borrower desires, and the Banks and the Agent are willing, on the terms and conditions hereinafter set forth, to amend the Existing Agreement to extend the Credit Commitment Expiration Date (such and other capitalized terms being used herein with the meanings provided in Section 1.1) and to make
                                                      -----------
certain other changes as provided herein;

     NOW, THEREFORE, the parties hereto hereby agree that the Existing Agreement, together with all Exhibits thereto, is hereby amended and restated in its entirety to read, effective as of the date (the "Fifth Restatement Date")
                                                     ----------------------
when all of the conditions set forth in Section 6.1 have been satisfied, in the
                                        -----------
form of this Agreement, together with all Exhibits hereto.

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1  Defined Terms.  The following terms (whether or not
                  -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Account Debtor" means any party who is obligated on or under any Account
      --------------
Receivable.

     "Account Receivable" means any right of the Borrower or any Subsidiary to
      ------------------
payment for goods sold or leased or for services rendered.

     "Affected Bank" means a Bank that notifies the Agent under Section 4.2 or
      -------------                                             -----------
Section 4.3 that it is so affected.
-----------

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

          (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble.
      -----                    --------

     "Agreement" means the Existing Agreement as amended and restated hereby as
      ---------
of the date hereof and in effect on the Fifth Restatement Date and as thereafter from time to time amended.

     "Applicable Margin" means the percentage per annum set forth opposite the
      -----------------
then-current rating given to Varity's debt by S&P and Moody's; provided that if
                                                               --------
the rating from each such agency would result in two different margins, the higher of the two ratings shall determine the applicable margin:

      Rating by         Rating by     Applicable
        S&P              Moody's        Margin
      ---------         ---------     ----------

     A- or better     A3 or better         0.350%
     BBB or better    Baa2 or better       0.500%
     BB or better     Ba2 or better        0.625%
     Less than BB     Less than Ba2        0.875%
      or unrated      or unrated

The Applicable Margin on the Fifth Restatement Date shall be 0.500%.

     "Approval" means each and every approval, consent, filing and registration
      --------
by or with any Federal, state or other regulatory authority necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document or for the validity or enforceability hereof or thereof.

     "Authorized Officer" means, relative to any Loan Party, those of its
      ------------------
officers whose signatures and incumbency shall have been certified to the Agent and the Banks pursuant to Section 6.1.1.
                          -------------

     "Bank" is defined in the preamble.
      ----                    --------

     "Bank Parties" is defined in Section 11.4.
      ------------                ------------

     "BNS" is defined in the preamble.
      ---                    --------

     "BNS Base Rate" means at any time the greater of (i) rate of interest most
      -------------
recently announced by the Agent in Atlanta as its base rate (of which announcements the Agent shall give notice promptly to the Borrower and the Banks) and (ii) the Federal Funds Rate plus 0.50%. The BNS Base Rate is not necessarily intended to be the lowest rate of interest charged by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of the Notes maintained as a BNS Rate Loan shall take effect simultaneously with each change in the BNS Base Rate.

     "BNS Rate Loan" is defined in Section 4.1.
      -------------                -----------

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrowing" means the Loans made by all Banks on any Business Day in
      ---------
accordance with Section 3.1.
                -----------

     "Borrowing Base" means, as at any date of determination thereof, an amount
      --------------
equal to the sum of (x) eighty percent (80%) of the book value of all Eligible Accounts Receivable shown on the most recent Borrowing Base Certificate provided to the Agent and the Banks, plus (y) fifty percent (50%) of the value (at the
                            ----
lower of cost determined on a LIFO basis or market, in accordance with GAAP) of all Eligible Inventory, as shown on the schedule of Inventory accompanying the most recent Borrowing Base Certificate provided to the Agent and the Banks.

     "Borrowing Base Certificate" means a certificate, substantially in the form
      --------------------------
of Exhibit I hereto.
   ---------

     "Business Day" means:
      ------------

          (a) any day which is neither a Saturday or Sunday nor a legal holiday in the State of New York, Michigan or Georgia on which Banks are authorized or required to be closed in New York City, Detroit or Atlanta; and

          (b)  relative to the date of

               (i) making or continuing any portion of a Loan as, or converting any portion of a Loan from or into a LIBO Rate Loan,

            (ii) making any payment or prepayment of principal of or payment of interest on the portion of the principal amount of a Loan being maintained as a LIBO Rate Loan, and

            (iii) the Borrower's giving any notice (or the number of Business Days to elapse prior to the effectiveness thereof) in connection with any matter referred to in clause (b)(i) or (b)(ii),
                                    -------------    -------

     a banking business day of the Agent at, and on which dealings in Dollars are carried on in the interbank eurodollar market of, the Agent's LIBOR Office.

     "Camden" means Camden Casting Center, Incorporated, a corporation organized
      ------
under the laws of the State of Tennessee.

     "Camden Guaranty" means the guaranty, dated as of the Fifth Restatement
      ---------------
Date, in the form of Exhibit B attached hereto, as from time to time thereafter
                     ---------
amended, modified or otherwise supplemented.

     "Cash Equivalent Investment" means at any time:
      --------------------------

          (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by either the United States Government or Canadian federal or provincial governmental authorities;

          (b) commercial paper, maturing not more than nine months from the date of issue which is issued by a corporation (except an Affiliate of the Borrower) organized under the laws of any State of the United States of America or of the District of Columbia and rated A-1 by S&P or P-1 by Moody's or which is issued by a Bank;

          (c) any certificate of deposit or acceptance, maturing not more than one year after such time, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 or which is issued by a Bank; and

          (d) any repurchase agreement entered into with a Bank or other commercial banking institution of the size referred to in clause (c)
                                                               ----------
     secured by any obligation of the type described in any of clauses (a)
                                                               -----------
     through (c) having a market
             ---
     value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of a Bank or other commercial banking institution thereunder.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and
      ------
Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Code" means the Internal Revenue Code of 1986, and the regulations
      ----
thereunder, as from time to time in effect.

     "Commitment Fee Margin" means the percentage per annum set forth below
      ---------------------
opposite the then-current rating given to Varity's debt by S&P and Moody's;

provided that if the rating from each such agency would result in two different
--------
margins, the higher of the two ratings shall determine the applicable margin:

       Rating             Rating         Commitment
       by S&P           by Moody's       Fee Margin
       ------           ----------       ----------

     A- or better     A3 or better         0.125%
     BBB or better    Baa2 or better       0.175%
     BB or better     Ba2 or better        0.225%
     Less than BB     Less than Ba2        0.350%
      or unrated      or unrated

The Commitment Fee Margin on the Fifth Restatement Date shall be 0.175%.

     "Compliance Certificate" means a certificate duly executed by the chief
      ----------------------
executive or financial Authorized Officer of the Borrower in the form of Exhibit
                                                                         -------
E attached hereto, with appropriate insertions, together with such changes as
-
the Banks may from time to time request for purposes of monitoring the Borrower's compliance herewith.

     "Consolidated Net Worth" means the consolidated net worth of the Borrower
      ----------------------
and its Subsidiaries computed in accordance with GAAP plus the then outstanding
                                                      ----
principal amount of

Intercompany Subordinated Debt (it being understood that such amount of Intercompany Subordinated Debt shall not include capitalized interest on such
Debt).

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by the chief executive or financial Authorized Officer of the Borrower substantially in the form of Exhibit D
                                                                ---------
attached hereto.

     "Contractual Obligation" means, relative to any Person, any provision of
      ----------------------
any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Commitment" means, relative to any Bank, such Bank's obligation to
      -----------------
make loans pursuant to Section 2.1 and to risk participate in Letters of Credit
                       -----------
up to the amount set forth opposite its name on the signature pages hereto as such amount may be amended with the consent of such Bank.

     "Credit Commitment Availability" means at any time the excess of
      ------------------------------

          (a) the lesser of (i) the then Borrowing Base and (ii) the then Total Commitment Amount over

          (b)  the sum of

                (i) the then aggregate outstanding principal amount of all Loans

     and

               (ii)  the then aggregate outstanding Letter of Credit
          Liabilities.

     "Credit Commitment Expiration Date" means July 10, 1996.
      ---------------------------------

     "Credit Commitment Termination Date" is defined in Section 2.1.
      ----------------------------------                -----------

     "Debt-Equity Ratio" means, at any date, the ratio, expressed as a
      -----------------
percentage, of:

          (a) all consolidated Indebtedness of the Borrower and Subsidiaries described in clauses (a) (b), (c) and (e) of the definition of the term
                  ----------- ---  ---     ---
     "Indebtedness" (other than Guaranties described in clause (e)(ii) of such
                                                        --------------
     definition in respect of Indebtedness described in clause (d) of such
                                                        ----------
     definition);

       to
       --

          (b)  Consolidated Net Worth.

     "Default" means any Event of Default or any condition or event which, after
      -------
notice or lapse of time or both, would constitute an Event of Default.

     "Dollar" and the sign "$" mean lawful money of the United States of
      ------                -
America.

     "Domestic Office" means, relative to a Bank or any Person, the office of
      ---------------
such Person designated as such below its signature hereto or such other office of such Person (or any successor or assign of such Person) within the United States of America as may be designated from time to time by notice from such Person to each other Person party hereto.

     "Eligible Account Receivable" means an Account Receivable which meets each
      ---------------------------
of the following requirements: (i) if it arises from the sale or lease of goods, such goods have been shipped or delivered to the Account Debtor under such Account Receivable; (ii) it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part; (iii) it is not subject to any Lien whatsoever (except any such Lien in favor of the Agent or the Banks); (iv) it is evidenced by an invoice (dated within a reasonable time after the date of shipment or performance and having payment terms acceptable to the Required Banks) rendered to such Account Debtor, and is not evidenced by any Instrument or chattel paper; (v) it is not owing by any Account Debtor that is a Subsidiary;
(vi) it is not owing by any Account Debtor whose obligations the Required Banks, acting in their own discretion after consultation with the Borrower, shall have notified the Borrower in writing are not deemed to constitute Eligible Accounts Receivable; and (vii) payment thereon is not due more than sixty (60) days after date of invoice and is not overdue by thirty (30) days or more. An Account Receivable which is at any time an Eligible Account Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable.

     "Eligible Inventory" means any Inventory which meets each of the following
      ------------------
requirements: (i) it is in first class condition; (ii) in case of goods held for sale or lease, it is (except as the Required Banks may otherwise consent in writing) new and unused; and (iii) it is owned by the Borrower or any Subsidiary and is not subject to any Lien whatsoever (except any such Lien in favor of the Agent or the Banks). Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------
laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "ERISA Affiliate" means any corporation or trade or business that is a
      ---------------
member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

     "Event of Default" is defined in Section 9.1.
      ----------------                -----------

     "Existing Agreement" is defined in the first recital.
      ------------------                    ----- -------

     "Federal Funds Rate" means, for any day, a fluctuating interest rate per
      ------------------
annum equal to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of twelve consecutive calendar months ending
      -----------
on January 31.

     "Fifth Restatement Date" is defined in the paragraph following the
      ----------------------
recitals.
--------

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
(or any successor).

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of determination.

     "Guaranty" means any agreement, undertaking or arrangement by which any
      --------
Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability thereby guaranteed.

     "Hazardous Material" means
      ------------------

          (a)  any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

          (c)  any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation or ordinance (including consent decrees and administrative orders) relating to or imposing liability concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

     "hereof", "hereto", "hereunder" and similar terms refer to this Agreement
      -----------------------------
and not to any particular Section or provision of this Agreement.

     "including" means including without limiting the generality of any
      ---------
description preceding such term.

     "Indebtedness" of any Person means, without duplication,
      ------------

          (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments) or on which interest charges are customarily paid;

          (b) all unpaid reimbursement obligations in respect of the face amount of all letters of credit, whether or not drawn, issued for the account of such Person;

          (c)  capitalized leases;

          (d)  all items other than as described in clause (a), (b) or (c)
                                                    ----------  ---    ---
     which, in accordance with GAAP, would be included as liabilities on the liability side of a balance sheet of such Person as of the date at which Indebtedness is to be determined; and

          (e)  whether or not so included as liabilities in accordance with GAAP

                (i) all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person, and

               (ii)  all Guaranties issued by such Person.

     "Indemnified Liabilities" is defined in Section 11.4.
      -----------------------                ------------

     "Instrument" means any document or writing (whether by formal agreement,
      ----------
letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

     "Intangible Assets" of any Person means all licenses, franchises, patents,
      -----------------
patent applications, trademarks, program rights, goodwill and research and development expense or other like intangibles shown on a balance sheet of such Person (excluding, in the case of the Borrower and Subsidiaries, goodwill and other intangible assets in amounts not in excess of that shown on the balance sheet referred to in Section 7.4).
                     -----------

     "Intercompany Subordinated Debt" means the subordinated Indebtedness of the
      ------------------------------
Borrower to Varity in the total principal amount of $24,370,000 evidenced by (i) that certain Subordinated Note representing $14,370,000 in principal amount, dated January 28, 1993, executed by the Borrower in favor of Varity and (ii) that certain Subordinated Note representing $10,000,000 in principal amount, dated July 1, 1995, executed by the Borrower in favor of Varity.

     "Interest Coverage Ratio" means, at the close of any Fiscal Quarter for the
      -----------------------
four consecutive Fiscal Quarters ending on such date, the ratio expressed as a decimal of:

          (a)  the sum for such four Fiscal Quarters of

                (i)  Net Income,

     plus

                (ii) amounts deducted, in determining such Net Income, by the Borrower and Subsidiaries representing (q) taxes other than federal income taxes, (r) amortization of Intangible Assets, (s) Interest Expense, (t) depreciation, and (u) non-cash charges taken as a result of Financial Accounting Standards Board No. 106, plus

               (iii) any reserves charged to such Net Income, in connection with the Borrower's loans to or investments in Wolverine Brass Works;

          provided that the aggregate amount of such reserves so charged does
          --------
          not exceed $3,000,000;

to
--

          (b) Interest Expense of the Borrower and Subsidiaries during such period with respect to all Indebtedness of the Borrower and Subsidiaries representing any borrowing or financing.

     "Interest Expense" means, for any Fiscal Quarter, the aggregate interest
      ----------------
expense of the Borrower and Subsidiaries for such Fiscal Quarter, including the portion of any obligation under capital leases allocable to interest expense, but excluding the portion of any debt discount that shall be amortized in such period.

     "Interest Period" means, relative to any LIBO Rate Loan, the period which
      ---------------
shall begin on (and include) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 4.1, and,
                                                              -----------
unless the final maturity of such LIBO Rate Loan is accelerated, shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter, as the Borrower may select in its relevant notice pursuant to Section 4.1; provided, however, that:
            -----------  --------  -------

          (a) absent such selection, the Borrower shall be deemed to have selected an Interest Period of three months;

          (b) if there exists no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

          (c) if such Interest Period which would otherwise end on a day which is not a Business Day, such Interest Period shall end on the Business Day next following such numerically corresponding day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the preceding Business Day); and

          (d) no Interest Period shall end later than the Credit Commitment Expiration Date.

     "Inventory" means goods held by the Borrower or any Subsidiary for sale or
      ---------
lease, or furnished or to be furnished by the Borrower or any Subsidiary under any contract of service, or held by the Borrower or any Subsidiary as raw materials, work in process or materials used or consumed in a business.

     "Investment" means, relative to any Person:
      ----------

          (a) any loan or advance made by it to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b)  any Guaranty by it; and

          (c)  any ownership or similar interest by it in any other Person;

and the amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person).

     "Letter of Credit" is defined in Section 5.1.
      ----------------                -----------

     "Letter of Credit Liabilities" means, without duplication, at any time and
      ----------------------------
in respect of each Letter of Credit, the sum of (i) the unutilized face amount of such Letter of Credit plus (ii) the aggregate unpaid amount of all
                         ----
Reimbursement Obligations at the time due and payable in respect of drawings made under such Letter of Credit.

     "Liabilities" means all monetary obligations (including Reimbursement
      -----------
Obligations) of the Borrower under this Agreement, the Notes and each other Loan Document.

     "LIBO Rate" means, relative to each Interest Period:
      ---------

          (i) the rate per annum which appears on Telerate Page 3750 at approximately 11:00 a.m., London time on the second Business Day prior to the beginning of such Interest Period for dollar deposits in immediately available funds. For purposes of calculating the LIBO Rate, "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750, the "LIBO Rate" for such Interest Period will be such rate; or

          (ii) if such rate does not appear on Telerate Page 3750 on such date, the LIBO Rate will be the rate per annum at which dollar deposits in immediately available funds are offered to the Agent's LIBOR Office two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about the relevant local time of such LIBOR Office, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Agent's LIBO Rate Loan to be outstanding during such Interest Period. "Relevant local time" shall mean 11:00 a.m., local time, in London, when the LIBOR Office selected by the Agent to determine the LIBO Rate is located in Europe, or 10:00 a.m., Nassau, Bahamas time, when such LIBOR Office is located in North America.


     "LIBO Rate Loan" is defined in Section 4.1.
      --------------                -----------

     "LIBO Rate (Reserve Adjusted)" means, relative to any portion of a Loan to
      ----------------------------
be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

        LIBO Rate       =            LIBO Rate
                           ----------------------------
     (Reserve Adjusted)      1 - LIBOR Reserve Percentage

The Agent shall determine the LIBO Rate (Reserve Adjusted) for each Interest Period and promptly notify the Borrower and the Banks thereof (which determination shall, in the absence of demonstrable error, be conclusive on the Borrower) and, if requested by the Borrower, deliver a statement showing the computation used by the Agent in determining any such rate.

     "LIBOR Office" means, relative to any Bank, the office of such Bank
      ------------
designated as such below its signature hereto or such other domestic or foreign office or offices of such Bank (as designated from time to time by notice from such Bank to the Borrower and the Agent).

     "LIBOR Reserve Percentage" means, relative to each Interest Period, a
      ------------------------
percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D as applicable to any Bank or any participant of any Bank with respect to such participation.

     "Lien" means any mortgage, pledge, hypothecation, charge, assignment,
      ----
deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     "Loans" is defined in Section 2.1.
      -----                -----------

     "Loan Document" means each Instrument from time to time executed and
      -------------
delivered to the Agent or any Bank pursuant hereto, whether or not mentioned herein, including the Notes, the Camden Guaranty and the Varity Guaranty.

     "Loan Party" means any Person (other than the Agent or any Bank) obligated
      ----------
under any Loan Document; and "related Loan Party" means, relative to any Loan
                              ------------------
Document, each Loan Party obligated thereunder.

     "Loan Request" means a loan request and certificate duly executed by the
      ------------
chief executive or financial Authorized Officer of the Borrower substantially in the form of Exhibit C attached hereto.
            ---------

     "Management Fees" means all fees, salaries and other compensation, and all
      ---------------
out-of pocket expenses, paid, incurred or reimbursed by the Borrower or any of its Subsidiaries to any Person that is an Affiliate of the Borrower in respect of services rendered in connection with the management, supervision or financial or business affairs of the Borrower or any of its Subsidiaries (including without limitation, any loan or credit guarantee fee).

     "Materially Adverse Effect" means, relative to any occurrence of whatever
      -------------------------
nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on:

          (a) the consolidated financial condition, operations or prospects of the Borrower and Subsidiaries; or

          (b) the ability of the Borrower or any other Loan Party to perform any of its payment or other material obligations under this Agreement or any Loan Document.

     "Maturity" means, relative to any Loan, the date on which such Loan is
      --------
stated to be due and payable, in whole or in part (in accordance with the Note evidencing such Loan, this Agreement, or otherwise), or such earlier date when such Loan (or any portion thereof) shall be or become due and payable, in whole or in part, in accordance with the terms of this Agreement, whether by required prepayment, declaration, or otherwise.

     "Monthly Payment Date" means the last day of each calendar month or, if
      --------------------
such day is not a Business Day, the next succeeding Business Day.

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Multiemployer Plan" means a multiemployer plan defined as such in Section
      ------------------
3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "NBD" is defined in the preamble.
      ---                    --------

     "Net Income" means for any fiscal period the excess of:
      ----------

          (a) the gross revenues from continuing operations of the Borrower and Subsidiaries (but excluding any gain arising from the sale or disposition of any fixed or capital assets or from any write-up of the book value of any assets);

over

          (b) all of the operating and non-operating expenses of the Borrower and Subsidiaries (including taxes on income).

     "Note" means any promissory note of the Borrower, substantially in the form
      ----
of Exhibit A attached hereto (as such promissory note may be amended, endorsed,
   ---------
or otherwise modified from time to time) and all other promissory notes accepted from time to time in substitution, replacement or renewal therefor.

     "Organic Document" means, relative to any corporation, its certificate of
      ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "PBGC" means the Pension Benefit Guaranty Corporation, a United States
      ----
corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any ERISA Affiliate, may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the five years preceding this Agreement, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Bank, the percentage set forth opposite
      ----------
its signature hereto as such percentage may be adjusted hereafter.

     "Person" means any natural person, corporation, firm, association,
      ------
government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Properties" means any right or interest in or to property of any kind
      ----------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Quarterly Payment Date" means the last day of any Fiscal Quarter or, if
      ----------------------
such day is not a Business Day, the next succeeding Business Day.

     "Regulatory Change" means, relative to any Bank, any change after the date
      -----------------
hereof in any (or the adoption after the date hereof of any new):

          (a) United States Federal or state law or foreign law applicable to such Bank; or

          (b) rule, regulation, interpretation, directive or request (whether or not having the force of law) applying to such Bank of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary or other
                            ----------
     authority having jurisdiction over such Bank.

     "Reimbursement Obligation" is defined in Section 5.2(c).
      ------------------------                --------------

     "Release" means a "release", as such term is defined in CERCLA.
      -------

     "Required Banks" means Banks whose Percentages aggregate 66-2/3% or more.
      --------------

     "Resource Conservation and Recovery Act" means the Resource Conservation
      --------------------------------------
and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to
                                         -- ---
time.

     "S&P" means Standard & Poor's Corporation.
      ---

     "Subordinated Debt" means:
      -----------------

          (a) the Intercompany Subordinated Debt; and

          (b) all other unsecured Indebtedness of the Borrower for money borrowed which is Intercompany Indebtedness as that term is defined in the Subordination Agreement.

     "Subordination Agreement" means the Subordination Agreement, dated as of
      -----------------------
the Fifth Restatement Date, executed by Varity in favor of the Agent and the Banks in the form of Exhibit K attached hereto as from time to time thereafter
                     ---------
amended, modified or supplemented with the consent of the Required Banks.

     "Subsidiary" of any corporation means any other corporation more than 50%
      ----------
of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

     "Taxes" is defined in Section 3.10.
      -----                ------------

     "Third Restatement Date" means June 9, 1993.
      ----------------------

     "Total Commitment Amount" is defined in Section 2.2.
      -----------------------                -----------

     "type" means, relative to the outstanding principal amount of all or any
      ----
portion of a Loan, the portion thereof, if any, being maintained as a BNS Rate Loan or a LIBO Rate Loan.

     "Varity" means Varity Corporation, a Delaware corporation and the ultimate
      ------
corporate parent of the Borrower.

     "Varity Guaranty" means the Guaranty, dated June 9, 1993, executed by
      ---------------
Varity in favor of the Agent and the Banks in the form of Exhibit J attached
                                                          ---------
hereto as from time to time thereafter amended, modified or supplemented.

     "Welfare Plan" means a "welfare plan", as such term is defined in section
      ------------
3(1) of ERISA.

     SECTION 1.2  Use of Defined Terms .  Terms for which meanings are provided
                  ---------------------
in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in Exhibit F attached hereto, each Loan
                                          ---------
Request, Continuation/

Conversion Notice, Compliance Certificate, notice and other communication delivered from time to time in connection with this Agreement or any Loan Document.

     SECTION 1.3  Accounting and Financial Determinations.  Where the character
                  ---------------------------------------
or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement (including Section 8.2.4), such determination or
                                     -------------
calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with the GAAP used in, and consistently applied with, the financial statements referred to in Section 7.4.
                                                      -----------


                                   ARTICLE II

                               CREDIT COMMITMENT

     SECTION 2.1  Credit Commitment.  Subject to the terms and conditions of
                  -----------------
this Agreement (including Article VI), each Bank severally and for itself alone
                          ----------
agrees that it will, from time to time on any Business Day occurring during the period commencing on the Fifth Restatement Date and continuing through the date (the "Credit Commitment Termination Date") which is the earlier of the Credit
      ----------------------------------
Commitment Expiration Date or the date immediately preceding the termination of the Credit Commitment pursuant to Section 2.4, make loans (the "Loans") to the
                                  -----------                   -----
Borrower pursuant to Section 3.1 equal to its Percentage of the amount of the
                     -----------
Borrowing requested from the Banks on such Business Day; provided, however, that
                                                         --------  -------
the Banks shall not be obligated to make any Loan if, after giving effect thereto, the Credit Commitment Availability would be less than zero and no Bank shall have any obligation to make Loans hereunder or to risk participate in Letters of Credit at any time outstanding in excess of its Credit Commitment. Subject to the terms hereof, the Borrower may from time to time borrow, prepay and reborrow amounts pursuant to the Credit Commitments.

     SECTION 2.2  Total Commitment Amount.  The aggregate amount of all Credit
                  -----------------------
Commitments (the "Total Commitment Amount") on any date prior to the Credit
                  -----------------------
Commitment Termination Date shall be

$20,000,000 less all permanent reductions to such amount made voluntarily by the Borrower in part (in integral multiples of $100,000) or in full on at least five Business Days' prior notice to the Agent and the Banks for purposes of this
Section 2.2.
-----------

     SECTION 2.3  Credit Commitment Fee.  The Borrower agrees to pay the Agent
                  ---------------------
for the account of each Bank for the period (including any portion thereof when such Bank's Credit Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article VI), commencing on the last day through
                            ----------
which such fee has been paid pursuant to the Existing Agreement and continuing through the Credit Commitment Termination Date, a commitment fee at the rate of the Commitment Fee Margin on the average daily amount of the Credit Commitment Availability. Such commitment fee shall be payable by the Borrower in arrears to the Agent for the account of each Bank for the period from the Fifth Restatement Date to the Credit Commitment Termination Date, on each Quarterly Payment Date, commencing with the first such day following the Fifth Restatement Date, and on the Credit Commitment Termination Date.

     SECTION 2.4  Termination.  The Credit Commitments shall terminate and each
                  -----------
Bank shall be relieved of its obligations to make any Loan and the Agent shall be relieved of its obligation to issue any Letter of Credit:

          (a) five Business Days after notice given, by the Borrower to the Agent and the Banks, for purposes of this clause, at any time when no Liabilities or Letters of Credit are outstanding;

          (b) immediately and without further action upon the occurrence of any Default described in Section 9.1.4; or
                          -------------

          (c) immediately when any other Event of Default shall have occurred and be continuing and any Liabilities shall be declared to be due and payable pursuant to Section 9.3 or, in the absence of such declaration, the
                         -----------
     Agent, upon direction of the Required Banks, shall so elect by notice to the Borrower for purposes of this clause (c).
                                       ----------

     SECTION 2.5  Letter of Credit Fees.
                  ---------------------

          (a) The Borrower agrees to pay to the Agent, for the account of each Bank, a letter of credit fee on the average daily amount available for drawing under all outstanding Letters of Credit equal to the Applicable Margin, payable in arrears on each Quarterly Payment Date.

          (b) The Borrower agrees to pay to the Agent, for its own account, such other fees and charges in connection with the issuance, amendment or payment of Letters of Credit as the Borrower and the Agent shall agree, all such fees and charges to be payable in arrears on each Monthly Payment Date or as otherwise agreed between the Borrower and the Agent.


                                  ARTICLE III

                                LOANS AND NOTES

     SECTION 3.1  Borrowing Procedure.  By furnishing a Loan Request to the
                  -------------------
Agent on or before 12:00 noon, Atlanta time, on not less than three (or on the same day in the case of a BNS Rate Loan) nor more than five Business Days' notice before the date of any Borrowing requested in such Loan Request, the Borrower may from time to time request that a Borrowing be made by all Banks in the aggregate in a minimum amount of $1,000,000 and an integral multiple of $100,000 in excess thereof. Subject to the terms and conditions of this Agreement, each Borrowing shall be made on the Business Day specified in the Loan Request therefor. On such Business Day and subject to such terms and conditions, each Bank shall provide the Agent with funds, on or before 11:00 a.m. (or 1:00 p.m. in the case of a BNS Rate Loan), Atlanta time, in an amount equal to such Bank's Percentage of the requested Borrowing by transferring same day or immediately available funds to such account as the Agent shall specify from time to time by notice to the Banks. The proceeds of each Borrowing shall be made available to the Borrower (albeit in the case of a Loan by any other Bank, the Agent shall be required to make the proceeds thereof available only to the extent received by it in same day funds from such other Bank) by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Loan Request therefor. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

     SECTION 3.2  Notes.  All Loans made by each Bank shall be evidenced by a
                  -----
Note payable to the order of such Bank in a maximum principal amount equal to such Bank's original Credit Commitment. The Borrower hereby irrevocably authorizes each Bank to make or cause to be made, at or about the time of each Loan made by it, an appropriate notation on the grid attached to such Bank's Note (or on a continuation of such grid attached to such Bank's Note and made a part thereof) or otherwise in the records of such Bank reflecting the unpaid principal amount of all Loans. Each Bank shall make or cause to be made, at or about the time of receipt of payment of any principal of its Note, an appropriate notation on the grid attached thereto (or on such continuation) or otherwise in the records of such Bank reflecting such payment. The aggregate unpaid amount of Loans set forth on the grid attached to each Note (or on such continuation) or otherwise in the records of such Bank shall be rebuttable presumptive evidence of the principal amount thereof owing and unpaid. The failure to record any such amount on such grid (or on such continuation) or otherwise in the records of such Bank shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Note when due.

     SECTION 3.3  Principal Payments and Prepayments.  The Borrower will repay
                  ----------------------------------
the outstanding principal amount of the Notes on or before the Credit Commitment Termination Date. In addition, the Borrower:

          (a) may make a voluntary prepayment in part in an aggregate principal amount of not less than $1,000,000 and an integral multiple of $100,000 in excess thereof, or in full of the outstanding principal amount of the Notes from time to time at any time upon at least five Business Days' prior notice to the Agent;

          (b) shall, on each date when any reduction in the Total Commitment Amount shall become effective pursuant to

     Section 2.2, make a mandatory prepayment of the Notes equal to an amount
     -----------
     such that the Credit Commitment Availability shall not be less than zero;

          (c) shall, on each date when a Borrowing Base Certificate is due, make a mandatory prepayment of the Notes equal to an amount such that the Credit Commitment Availability shall not be less than zero;

Each prepayment of a Note made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.5. All interest accrued on
                                         -----------
the principal amount of the Notes prepaid shall be paid on the date of such prepayment. No voluntary prepayment of principal of the Notes shall cause a reduction in the Total Commitment Amount.

     Each prepayment of a Note shall, except as the Borrower may otherwise have notified the Agent, be applied, to the extent of such prepayment:

          (x) first, to the principal amount thereof being maintained as a BNS Rate Loan; and

          (z) second, to the principal amount thereof being maintained as a LIBO Rate Loan.

     SECTION 3.4  Interest.  The Borrower agrees to pay interest on the
                  --------
principal amount of the Notes from time to time unpaid prior to and at Maturity (whether by required prepayment, declaration or otherwise) at a rate per annum:

          (a) on that portion of the outstanding principal amount thereof maintained from time to time as a BNS Rate Loan, equal to the sum of the BNS Base Rate from time to time most recently announced, and

          (b) on that portion of the outstanding principal amount thereof maintained from time to time as one or more LIBO Rate Loans during each applicable Interest Period, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin, and

          (c) if any LIBO Rate Loan is prepaid, or is converted to a BNS Rate Loan prior to the expiration of the Interest Period then applicable thereto, the unpaid principal amount of such LIBO Rate Loan so prepaid or converted shall bear interest during the portion of such Interest Period elapsed prior to such prepayment or conversion at the rate, if greater, which would have been payable had such LIBO Rate Loan been maintained as a BNS Rate Loan during the elapsed portion of such Interest Period.

     SECTION 3.5  Post-Maturity Rates.  After the Maturity of all or any
                  -------------------
portion of the principal amount of the Loans or after any other monetary Liabilities shall have become due, the Borrower shall pay interest (after as well as before judgment) on the principal amount of all types of Loans so matured or on such other monetary Liabilities, as the case may be, at a rate per annum which is determined by increasing, to the extent permitted by applicable law, each of the applicable margins set forth in clauses (a), (b) and (c) of
                                                 -----------  ---     ---
Section 3.4 by 2% per annum for Loans so matured and at a rate per annum equal
-----------
to the BNS Base Rate plus 2-3/4% for such other monetary Liabilities.

     SECTION 3.6  Payment Dates.  Interest accrued on the Notes prior to
                  -------------
Maturity (as aforesaid) shall be payable, without duplication:

          (a) on that portion of the outstanding principal amount of each thereof maintained as a BNS Rate Loan, on each Monthly Payment Date, commencing with the first such day following the date of such Notes;

          (b) on that portion of the outstanding principal amount thereof maintained as one or more LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the day in each third succeeding month numerically corresponding to the commencement date of such Interest Period); and

          (c) on that portion of the outstanding principal amount thereof converted into a BNS Rate Loan or a LIBO Rate Loan on a day when interest would not otherwise have been payable pursuant to clause (a) or (b), on the date of such conversion.
                         ----------    ---

Interest on the Notes shall be payable at Maturity (as aforesaid) and, thereafter, on demand. The Agent shall give prompt notice to the Borrower of each computation of accrued interest before the due date thereof.

     SECTION 3.7  Payments, Computations, etc.  All payments by the Borrower
                  ---------------------------
pursuant to this Agreement, the Notes, or any other Loan Document, whether in respect of principal or interest, shall be made by the Borrower to the Agent for the account of the holders of Notes pro rata according to their respective
                                    --- ----
unpaid principal amounts.  The payment of all fees referred to in Section 2.3
                                                                  -----------
and Section 2.5(a) shall be made by the Borrower to the Agent for the account of
    --------------
the Banks entitled thereto pro rata according to their Percentages.  All other
                           --- ----
amounts payable to the Agent or any Bank under this Agreement or any other Loan Document shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without set-off, deduction, or counterclaim, not later than 12:00 noon, Atlanta time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in same day or immediately available funds to each Bank, or other holder of a Note notified to the Agent, its share, if any, of such payments received by the Agent for the account of such Bank or holder. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (d) of the definition of the term
                                 ----------
"Interest Period" with respect to payments then due of principal of or interest
----------------
on any Notes being maintained as LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

     SECTION 3.8  Proration of Payments.  If any Bank or other holder of a Note
                  ---------------------
shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of principal of or interest on any Loan in excess of its pro rata share of payments then or therewith obtained
                          --- ----
by all holders upon principal of and interest on all Loans, such Bank or other holder shall purchase from the other Banks or holders such participations in Loans held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other
--------  -------
recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Bank or other holder so purchasing a participation from another Bank or holder pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.9) with respect to such participation as fully
                       -----------
as if such Bank or holder were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 3.9  Setoff.  In addition to and not in limitation of any rights
                  ------
of any Bank or other holder of any Note under applicable law, each Bank and each other such holder shall, upon the occurrence of any Default described in Section
                                                                         -------
9.1.4 or, with the consent of the Required Banks, upon the occurrence of any
-----
other Event of Default, have the right to set off, appropriate and apply to the payment of the Liabilities owing to it any and all balances, credits, deposits, accounts, or moneys of the Borrower then maintained with such Bank or other holder; provided, however, that any such appropriation and application shall be
        --------  -------
subject to the provisions of Section 3.8.
                             -----------

     SECTION 3.10  Taxes.  All payments by the Borrower of principal of, and
                   -----
interest on, the Loans and all other amounts
payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp, or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by any Bank's net income or receipts (such non-excluded items being hereinafter referred to as "Taxes"). In the event that
                                                     -----
any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule, or regulation, then the Borrower will:

          (i) pay to the relevant authority the full amount required to be so withheld or deducted;

       (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

       (iii) pay to the Agent for the account of the Banks or the holders of the Notes such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank or the holder of each Note, after giving effect to any credit against Taxes received by each such Bank or holder as a result of such withholding or deduction, will equal the full amount such Bank or such holder would have received had no such withholding or deduction been required. Each such Bank and holder shall determine such additional amount or amounts payable to it (which determination shall, in the absence of demonstrable error, be conclusive and binding on the Borrower).

Upon the request of the Borrower, each Bank and each subsequent holder of any Note that is organized under the laws of a jurisdiction other than the United States or any state thereof shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower, on or about the first scheduled payment date in each Fiscal Year, a United States Internal Revenue Service Form 1001 or Form 4224 (or any successor form), appropriately completed.

                                   ARTICLE IV

                          BNS BASE RATE AND LIBO RATE
                             OPTIONS FOR THE LOANS

     SECTION 4.1  Elections.  The Loans comprising any Borrowing may be made as
                  ---------
a loan having a fluctuating rate of interest determined by reference to the BNS Base Rate ("BNS Rate Loans") or, at the Borrower's election made in accordance
            --------------
with this Section, as a loan (a "LIBO Rate Loan") having for each particular
                                 --------------
Interest Period a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted), as specified in the Loan Request for such Loan. The Borrower may from time to time by delivering to the Agent a Continuation/Conversion Notice request, on not less than three nor more than five Business Days' notice:

          (a) that all, or any portion in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, of the outstanding principal amount of any Borrowing be converted from a BNS Rate Loan into a LIBO Rate Loan or, subject to Section 4.5, from a LIBO Rate Loan into a BNS
                                   -----------
     Rate Loan; and

          (b) on the expiration of the Interest Period applicable to any LIBO Rate Loan, that all, or any portion in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, of the outstanding principal amount of such LIBO Rate Loan be continued as a LIBO Rate Loan or be converted into a BNS Rate Loan (in the absence of the delivery of a Continuation/Conversion Notice pursuant to this clause, the Borrower will be deemed to have requested that such LIBO Rate Loan be converted into a BNS Rate Loan);

provided, however, that:
--------  -------

          (c) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans if, after giving effect to such action, the Interest Period applicable thereto shall extend beyond the date of any prepayment required by Section 3.3, unless a
                                                   -----------
     sufficient principal amount of such Loan is being maintained as BNS Rate Loans to permit such prepayment to be applied in full to such BNS Rate Loans;

          (d) no portion of the outstanding principal amount of a Loan may be continued as, or be converted into, a LIBO Rate Loan when any Default has occurred and is continuing; and

          (e) no portion of the outstanding principal amount of any Loans may be made or continued as, or be converted into, BNS Rate Loans or LIBO Rate Loans unless, after giving effect to such action, the principal amount of Loans of each type outstanding from each Bank then being so made, continued or converted shall be equal to such Bank's Percentage of the outstanding principal amount of all Loans then being so made, continued or converted.

Each Continuation/Conversion Notice requesting that all, or any portion, of the principal amount of the Loans be continued as, or be converted into, LIBO Rate Loans shall specify the duration of the Interest Period commencing upon such continuation or conversion.

     Each Bank may, if it so elects, fulfill its commitment to make or continue any portion of the principal amount of a Loan as, or to convert any portion of the principal amount of a Loan into, one or more LIBO Rate Loans by causing a foreign branch or Affiliate of such Bank to make any such LIBO Rate Loan; provided, however, that in such event such LIBO Rate Loan shall be deemed to have been made by such Bank, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Bank and shall be deemed to be held by it, to the extent of such LIBO Rate Loan, for the account of such foreign branch or Affiliate.

     Whenever any Bank makes any notations pursuant to Section 3.2 on the grid
                                                       -----------
attached to its Note (or on the continuation of such grid) or otherwise in the records of such Bank and whenever such Bank converts a Loan into a BNS Rate Loan or a LIBO Rate Loan, such Bank will make further notations on the grid attached to such Note (or on such continuation) or otherwise in the records of such Bank reflecting the portions of the outstanding principal amounts thereof being maintained as a BNS Rate Loan and LIBO Rate Loans.

     The Borrower understands that, if it elects that any portion of the principal amount of a Loan be made, continued as, or be converted into, a LIBO Rate Loan, each Bank may (while being entitled to fund all or any portion of such LIBO Rate Loan as it may see fit) wish to be able to fund such LIBO Rate Loan by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market. Accordingly, in connection with any determination to be made for purposes of Section 4.2, 4.3, 4.4 or 4.5, it shall be conclusively assumed that
            -----------  ---  ---    ---
such Bank has elected to fund all LIBO Rate Loans by purchasing Dollar deposits in such interbank eurodollar market.

     SECTION 4.2  LIBO Rate Lending Unlawful.  If as the result of any
                  --------------------------
Regulatory Change any Affected Bank shall determine (which determination shall be conclusive and binding on the Borrower) that it is unlawful for the Bank to make, continue or maintain a Loan as, or to convert a Loan into, one or more LIBO Rate Loans, the obligation of such Bank under Section 4.1 to make, continue
                                                   -----------
or maintain any portion of the principal amount of a Loan as, or to convert such Loan into, one or more LIBO Rate Loans shall, upon such determination (and notice thereof to the Borrower), forthwith terminate, and such Bank shall, by telephonic notice confirmed in writing to the Borrower and the Agent, declare that such obligation has so terminated, and any portion of the principal amount of a Loan then maintained as one or more LIBO Rate Loans by such Bank shall automatically convert into a BNS Rate Loan. If circumstances subsequently change so that such Bank shall no longer be so affected, such Bank shall by notice to the Borrower and the Agent reinstate its obligation under Section 4.1
                                                                    -----------
to make, continue a Loan as, or to convert a Loan into, LIBO Rate Loans.

     SECTION 4.3  Deposits Unavailable.  If prior to the date on which all or
                  --------------------
any portion of the principal amount of a Loan is to be made, continued as, or be converted into, a LIBO Rate Loan, any Affected Bank shall determine for any reason whatsoever (which determination shall be conclusive and binding on the Borrower) that:

          (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to such Bank in its relevant market; or

          (b) by reason of circumstances affecting such Bank in its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

such Bank shall promptly give notice to the Borrower and the Agent of such determination, and:

          (c)  the obligation of such Bank under Section 4.1 to make, continue
                                                 -----------
     any portion of the principal amount of a Loan as, or to convert a Loan into, one or more LIBO Rate Loans shall, upon such notification, forthwith terminate; and

          (d) the portion of a Loan then maintained as LIBO Rate Loans by such Bank shall on the expiration of the Interest Period applicable thereto automatically convert into a BNS Rate Loan.

If circumstances subsequently change so that such Bank shall no longer be so affected, such Bank shall by notice to the Borrower and the Agent reinstate its obligations under Section 4.1 to make, continue a Loan as, or convert a Loan
                  -----------
into, one or more LIBO Rate Loans.

     SECTION 4.4  Increased Costs, etc.  The Borrower further agrees to
                  --------------------
reimburse each Bank for any increase in the cost to such Bank of making, continuing or maintaining (or of its obligation to make, continue or maintain) any portion of the principal amount of a Loan as, or of converting (or of its obligation to convert) any portion of the principal amount of a Loan into, a LIBO Rate Loan and for any reduction in the amount of any sum receivable by such Bank hereunder in respect of making, continuing or maintaining any portion of the principal amount of a Loan as, or converting any portion of the principal amount of a Loan into, a LIBO Rate Loan, in either case, from time to time by reason of:

          (a) to the extent not included in the calculation of the LIBO Rate (Reserve Adjusted), any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, under or pursuant to any law, treaty, rule, regulation (including any regulation of the F.R.S. Board) or requirement of any United States federal, state or local or foreign governmental authority, agency or regulatory body in effect on the date hereof, or as the result of any Regulatory Change; or

          (b) any Regulatory Change which shall subject such Bank to any tax (other than taxes on net income and other than taxes excluded by Section
                                                                      -------
     3.10), levy, impost, charge, fee, duty, deduction or withholding of any
     ----
     kind whatsoever or change the taxation of its Note made or maintained as a LIBO Rate Loan and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income).

In any such event, such Bank shall promptly notify the Borrower and the Agent thereof in writing stating the reasons therefor and the additional amount required fully to compensate such Bank for such increased cost or reduced amount. Such additional amounts shall be payable on demand. A certificate as to any such increased cost or reduced amount or any change therein (including calculations thereof in reasonable detail) shall be submitted by such Bank to the Borrower and the Agent and shall, in the absence of demonstrable error, be conclusive on the Borrower.

     SECTION 4.5  Funding Losses.  In the event any Bank shall incur any loss
                  --------------
or expense (including any loss or expense incurred by reason of the liquidation, or reemployment of deposits or other funds acquired by such Bank to make, continue or maintain any portion of the principal amount of a Loan as, or to convert any portion of the principal amount of a Loan into, a LIBO Rate Loan) as a result of:

          (a) payment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.3 or otherwise;
                                             -----------

          (b) any conversion of all or any portion of the outstanding principal amount of any LIBO Rate Loan to a BNS Rate Loan pursuant to Section 4.1 or
                                                                 -----------
     prior to the expiration of the Interest Period then applicable thereto (but excluding in each case any loss or expense resulting therefrom to the extent the Bank is reimbursed therefor by interest payable pursuant to clause (d) of Section 3.4); or
     ----------    -----------

          (c) a Loan not being made, continued as, or converted into, a LIBO Rate Loan in accordance with a Loan Request or the Continuation/Conversion Notice given therefor;

then, upon the request of such Bank, the Borrower shall pay directly to such Bank such amount as will (in the reasonable determination of such Bank) reimburse such Bank for such loss or expense. A certificate as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Bank to the Borrower and the Agent and shall, in the absence of demonstrable error, be conclusive on the Borrower.


                                   ARTICLE V

                               LETTERS OF CREDIT

     SECTION 5.1  Issuance of Letters of Credit .  The Agent agrees, on the
                  ------------------------------
terms of this Agreement, to issue letters of credit (such letters of credit, as amended and in effect from time to time, being herein called "Letters of
                                                              ----------
Credit") for the account of the Borrower during the period from and including the Fifth Restatement Date to and including the date five Business Days preceding the Credit Commitment Termination Date and each Bank agrees to take a risk participation interest in accordance with its respective Percentage, to the extent set forth in Section 5.2(h), in such Letters of Credit; provided that at
                    --------------                             --------
no time shall the aggregate outstanding amount of the Letter of Credit Liabilities of the Borrower together with the aggregate outstanding principal amount of the Loans to the Borrower exceed the lesser of (a) the Borrowing Base and (b) the Total Commitment Amount for the Borrower as then in effect; and provided, further, that the aggregate Letter of Credit Liabilities at any time
--------  -------
outstanding for the Borrower shall not exceed $5,000,000.

Letters of Credit outstanding under the Existing Agreement on the Fifth Restatement Date shall automatically become Letters of Credit outstanding hereunder.

     SECTION 5.2  Other Provisions Relating to Letters of Credit.  The
                  ----------------------------------------------
following additional provisions shall apply to the Letters of Credit:

          (a) The Borrower shall give the Agent irrevocable written notice at least two Business Days in advance thereof (but subject to Section 5.2(d)
                                                                --------------
     hereof) when any Letter of Credit is proposed to be issued specifying the date (which shall not be later than the date five Business Days preceding the Credit Commitment Termination Date) each Letter of Credit is to be issued and the proposed beneficiary thereof.

          (b) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid pursuant to such demand and the respective payment date.

          (c) At or prior to the time the Agent makes any payment under a Letter of Credit, the Borrower shall make a payment (each payment being herein called a "Reimbursement Obligation") to the Agent, in immediately
                      ------------------------
     available funds, in an amount equal to the amount of such payment. The Borrower's obligation to make Reimbursement Obligations under this Section
                                                                        -------
     5.2(c) is absolute and unconditional and shall be unaffected by any
     ------
     circumstance whatsoever, including the existence or assertion of any claim or defense on the part of the Borrower against any Person, and such Borrower further agrees that each Reimbursement Obligation required to be made under this Section 5.2(c) shall be made without any offset, abatement,
                     --------------
     withholding or reduction whatsoever; provided that, to the extent then
                                          --------
     available hereunder, the Borrower may use the proceeds of a Borrowing to meet a Reimbursement Obligation. Any amount paid by the Agent for which no Reimbursement Obligation shall have been received under this Section 5.2(d)
                                                                  --------------
     shall be due and payable
     by the applicable Borrower on demand and shall bear interest at the BNS Base Rate plus 2-3/4%.
               ----

          (d) The issuance by the Agent of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI hereof, be
                                                       ----------
     subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Agent and (if so determined to be appropriate by the Agent) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Agent may reasonably request (including, without limitation, an application therefor satisfactory in form and substance to the Agent).

          (e) Each Letter of Credit shall: (i) expire on or before the Business Day next preceding the day six months after the Credit Commitment Termination Date; (ii) be payable solely in Dollars; (iii) not be transferable without the consent of the Agent; and (iv) be for purposes in the ordinary course of business of the Borrower.

          (f) The Borrower agrees with the Agent: (i) the Agent is authorized to make payments under Letters of Credit upon the presentation of the documents provided for therein and without regard to whether the Borrower has failed to fulfill any of its obligations under any of the Loan Documents or any Event of Default or Default has occurred; (ii) the Agent shall be entitled to rely upon any certificate, notice, demand or other communication (whether by cable, facsimile, telegram, telex or otherwise), believed by it to be genuine and to have been signed or sent by the proper Person or Persons, and upon advice of legal counsel selected by the Agent (and no such reliance or failure shall place the Agent under any liability to the Borrower or limit or otherwise affect the Borrower's obligations under this Agreement); (iii) any action, inaction or omission on the part of the Agent under or in connection with the Letters of Credit or the related instruments or documents, if in good faith and in conformity with such laws, regulations or customs as the Agent may reasonably deem to be applicable, shall be binding upon the Borrower (and shall not place the Agent under any liability to the Borrower or limit or otherwise affect the Borrower's obligations under this Agreement); and (iv) notwithstanding any change or modification in any Letter of Credit or any instruments or documents called for thereunder, including waiver of noncompliance of any such instruments or documents with the terms of any Letter of Credit, this Agreement shall be binding on the Borrower with regard to such Letter of Credit as so changed or modified, and to any action taken by the Agent relative thereto.

          (g) Without affecting any rights the Agent may have under applicable law, the Borrower agrees that neither the Agent nor any of its officers or directors shall be liable or responsible for, and the obligations of the Borrower to the Agent hereunder shall not in any manner be affected by:
     (x) the use which may be made of any Letter of Credit or the proceeds thereof by the beneficiary or any other Person; (y) the validity, sufficiency or genuineness of documents other than the Letter of Credit, or of any endorsement(s) thereon, even if such documents should, in fact, prove to be in any or all respects, invalid, insufficient, fraudulent or forged or any statement therein proves to be untrue or inaccurate in any respect whatsoever; or (z) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Agent, and the Agent shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves are caused by the Agent's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms of such Letter of Credit or the Agent's willful failure to pay under such Letter of Credit after the presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit or the Agent's payment against a draft, demand, certificate, or other document the form of which does not substantially comply with the requirements of such Letter of Credit.

          (h) If the Borrower shall fail pursuant to the terms and timing provided in Section 5.2(c) to forthwith pay to
                 --------------
     the Agent a Reimbursement Obligation by the close of business on the date such amounts become due, then upon demand (by telex, facsimile, telecopy or by telephone (confirmed in writing promptly thereafter)), by the Agent, made upon each Bank before 1:00 p.m. (Atlanta time) on the first Business Day following the day such amounts become due, such Bank shall on the same day make available to the Agent, at its office as designated by the Agent, immediately available funds in an amount equal to such Bank's ratable share (according to its respective Percentage) of the amount of such unpaid Reimbursement Obligation. If any such demand is made upon any Bank after 1:00 p.m. (Atlanta time), such Bank shall on the next Business Day make the requested funds available to the Agent and such shall be treated as a BNS Rate Loan. Notwithstanding anything herein or in any other Loan Document to the contrary, the funding obligations of the Agent and the Banks set forth in this Section 5.2 shall be binding regardless of whether or not the
             -----------
     conditions precedent in Article VI are satisfied at such time unless such
                             ----------
     funding obligations are the result of the gross negligence or wilful misconduct of the Agent. If any Bank fails to effect any payment due from it hereunder to the Agent, then interest shall accrue on the obligations of such Bank to make such payment from and after the date such payment became due until such obligation is paid in full at a rate per annum equal to the Federal Funds Rate. Each Bank hereby indemnifies and holds harmless the Agent from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Agent with such Bank's Percentage of the amount of any Reimbursement Obligation under any Letter of Credit in accordance with the provisions of this Section 5.2(h).
                                                         --------------

          (i) If any Letters of Credit are outstanding on the Credit Commitment Termination Date, the Borrower shall on the Credit Commitment Termination Date, pay to the Agent, immediately available funds in Dollars in an amount equal to the maximum aggregate Letter of Credit Liabilities pursuant to all such Letters of Credit. Such funds (together with interest thereon) shall be held by the Agent in respect of such Letters of Credit and shall be invested by the Agent and in the Agent's name as directed by the Borrower from time to time in one or more types of Cash Equivalent Investments pending application of such funds on account of the Company's reimbursement obligations in respect of Letters of Credit or on account of other Liabilities, as the case may be. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Agent and the Banks harmless from any such losses or taxes. Upon the expiry of any Letter of Credit, the Agent shall apply the balance of any such funds and interest thereon held in respect of such Letter of Credit immediately in payment of amounts, if any, owed by the Borrower hereunder. In the event that the aggregate of such funds and interest thereon exceeds the aggregate Letter of Credit Liabilities of the Borrower to the Agent and the Banks in respect of such Letters of Credit and the balance of all other Indebtedness and Liabilities owing by the Borrower to the Agent and the Banks under or in respect of this Agreement, such excess shall, following satisfaction of all such Indebtedness and Liabilities, promptly be paid to the Borrower unless otherwise required by law.

     SECTION 5.3  Letter of Credit Liabilities Confirmation.  The Borrower
                  -----------------------------------------
hereby confirms and agrees with the Agent and the Banks that its Letter of Credit Liabilities with respect to each Letter of Credit is a Liability hereunder for all purposes of this Agreement.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1  Fifth Restatement Date.  The occurrence of the Fifth
                  ----------------------
Restatement Date shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent.

     SECTION 6.1.1  Resolutions, etc.  The Agent shall have received a
                    ----------------
certificate, dated the Fifth Restatement Date, of the Secretary or an Assistant Secretary of the Borrower as to

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be delivered by it hereunder, and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each Loan Document executed by it, upon which certificate the Agent and the Banks may conclusively rely until each shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower cancelling or amending such prior certificate.

     SECTION 6.1.2  Opinion of Counsel.  The Agent shall have received an
                    ------------------
opinion, dated the Fifth Restatement Date, addressed to the Agent and the Banks from counsel to the Loan Parties in the form of Exhibit G attached hereto.
                                                ---------

     SECTION 6.1.3  UCC-3 Financing Statements.  Within 30 days following the
                    --------------------------
Fifth Restatement Date, for the purpose of releasing certain collateral under the Existing Agreement, the Agent shall have received and filed appropriate UCC-3 financing statements in each location where required with respect to UCC-1 financing statements previously executed by the Borrower.

     SECTION 6.1.4  The Camden Guaranty.  The Agent shall have received a
                    -------------------
counterpart of the Camden Guaranty, duly executed on behalf of Camden.

     SECTION 6.1.5  The Varity Guaranty.  The Agent shall have received a
                    -------------------
counterpart of the Varity Guaranty, duly executed on behalf of Varity.

     SECTION 6.1.6  The Subordination Agreement.  The Subordination Agreement
                    ---------------------------
duly executed on behalf of Varity.

     SECTION 6.2  All Loans and Letters of Credit.  The obligation of the Banks
                  -------------------------------
to make any Loan or of the Agent to issue any

Letter of Credit shall also be subject to the satisfaction of each of the conditions precedent set forth in Sections 6.2.1 through 6.2.5.
                                  --------------         -----

     SECTION 6.2.1  Compliance with Warranties, non-Default, etc.   The
                    --------------------------------------------
representations and warranties set forth in Article VII shall have been true and
                                            -----------
correct as of the date initially made, and on the date (and after giving effect to the incurrence) of such Loan or Letter of Credit:

          (a)  such representations and warranties (excluding, however, Section
                                                                        -------
     7.6 and the second sentence of Section 7.17) shall be true and correct with
     ---                            ------------
     the same effect as if then made; and

          (b)  no Default shall have then occurred and be continuing.

     SECTION 6.2.2  Absence of Litigation, etc.   No litigation, arbitration or
                    --------------------------
governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or shall affect the business, operations or prospects of any thereof which was not disclosed by the Borrower to the Banks pursuant to Section 7.6 (or prior to the
                                                   -----------
date of the most recent extension of credit made hereunder, if any, pursuant to

Section 8.1.6), and no development not so disclosed shall have occurred in any
-------------
litigation, arbitration or governmental investigation or proceeding so disclosed, which, in either event, in the informed opinion of the Required Banks, could reasonably be expected to have a Materially Adverse Effect.

     SECTION 6.2.3  Loan Request.  The Agent shall have received a Loan Request
                    ------------
for such Loan.

     SECTION 6.2.4  Satisfactory Legal Form.  All documents executed or
                    -----------------------
submitted pursuant hereto by or on behalf of the Borrower or any Subsidiary shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to counsel to the Agent.

     SECTION 6.2.5  Disclosure Schedule.  The Agent shall have received a
                    -------------------
Disclosure Schedule from the Company to be attached hereto as Exhibit F
                                                              ---------
containing information available as of the Fifth Restatement Date in form and substance satisfactory to the Agent.


                                  ARTICLE VIII

                                WARRANTIES, ETC.

     The Borrower represents and warrants to the Banks as follows:

     SECTION 7.1  Organization, etc.   Each of the Borrower and each Subsidiary
                  -----------------
is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect and has full power and authority to own and hold under lease its property and conduct its business substantially as presently conducted by it. The Borrower has full power and authority to enter into and to perform its obligations under this Agreement and each Loan Document and to obtain the Loans hereunder.

     SECTION 7.2  Due Authorization.  The execution and delivery by the
                  -----------------
Borrower of this Agreement and each Loan Document executed by it and the performance by the Borrower of its obligations hereunder and thereunder and the borrowings hereunder by the Borrower have been duly authorized by all necessary corporate action, do not require any Approval, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of the Borrower known to it (or any other material Contractual Obligation) or any present law or governmental regulation or court decree or order applicable to it and will not result in or require the creation or imposition of any Lien in any of their properties pursuant to the provisions of any Contractual Obligation.

     SECTION 7.3  Validity, etc.   This Agreement is, and each Loan Document
                  -------------
executed by the Borrower or any other Loan Party will on the due execution and delivery thereof be, the legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of the rights of creditors generally, and except as to general equitable remedies.

     SECTION 7.4  Financial Information.  All balance sheets, the statements of
                  ---------------------
operations, of shareholders' equity and of changes in financial position and other financial information of the Borrower and Subsidiaries, including its audited financial statements, dated January 31, 1995, which have been or shall hereafter be furnished by or on behalf of the Borrower to the Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby (including the financial information referred to below) have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

     On the date hereof, there has been no material adverse change since January 31, 1995 in the consolidated financial condition, operations or prospects of the Borrower and its Subsidiaries, except as otherwise disclosed to the Banks prior to the date hereof. On the date of each Loan made after the date hereof, there will have been no material adverse change in the consolidated financial condition, operations or prospects of the Borrower and Subsidiaries since January 31, 1995, except as otherwise disclosed to the Banks prior to the date hereof.

     SECTION 7.5  Absence of Default.  Neither the Borrower nor any Subsidiary
                  ------------------
is in default:

          (a) in the payment of (or in the performance of any obligation applicable to) any Indebtedness outstanding in a principal amount exceeding $1,000,000; or

          (b) under any law or governmental regulation or court decree or order which could reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.6  Litigation, etc.   Except as described in Item 2
                  ---------------                           ------
("Litigation") of Exhibit F attached hereto, no litigation, arbitration or
                  ---------
governmental investigation or proceeding against the Borrower or any Subsidiary or to which any of the properties of any thereof is subject is pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.7  Regulation U.  The Borrower is not engaged principally, or as
                  ------------
one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, and less than 25% of the assets of the Borrower consists of margin stock. Terms for which meanings are provided in Regulation U of the F.R.S. Board or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 7.8  Government Regulation.  Neither the Borrower nor any
                  ---------------------
Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 7.9  Burdensome Agreements.  Neither the Borrower nor any
                  ---------------------
Subsidiary is a party or subject to any Contractual Obligation or Organic Document which has a Materially Adverse Effect.

     SECTION 7.10  Taxes.  The Borrower and all Subsidiaries have filed all tax
                   -----
returns and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.11  Pension and Welfare Plans.  During the twelve-consecutive-
                   -------------------------
month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan which could reasonably be expected to result in liability to the Borrower in excess of $1,000,000, and no contribution failure has occurred with respect to any Pension Plan which could reasonably expect to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Borrower or any ERISA Affiliate of any material liability, fine or penalty. Except as disclosed in
Item 3 ("Employee Benefit Plans") of Exhibit F attached hereto, the Borrower has
------                               ---------
no material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 7.12  Labor Controversies.  There are no labor controversies
                   -------------------
pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any Subsidiary, which, if adversely determined, could reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.13  Senior Indebtedness.  The principal of and interest on the
                   -------------------
Notes constitutes "Senior Indebtedness" as that or any similar term is or may be used in any Instrument evidencing or applicable to any Subordinated Debt and the Borrower does not have any other Senior Indebtedness other than the Liabilities; the Borrower acknowledges that the Banks are entering into this Agreement and are making their respective Loans in reliance upon the subordination provisions of each such Instrument.

     SECTION 7.14  Subsidiaries.  The Borrower has no Subsidiaries which are
                   ------------
not identified in Item 4 ("Existing Subsidiaries") of Exhibit F attached hereto.
                  ------                              ---------

     SECTION 7.15  Patents, Trademarks, etc.   The Borrower owns and possesses
                   --------------------------
all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and Subsidiaries as now conducted without any infringement upon rights of others which could reasonably be expected to have a Materially Adverse Effect, other than certain patterns, designs and molds owned by certain purchasers of the Borrower's and/or Subsidiaries' products and available to the Borrower and/or Subsidiaries for use in their businesses. There is no individual patent or patent license used by the Borrower in the conduct of its business the loss of which could reasonably be expected to have a Materially Adverse Effect.

     SECTION 7.16  Ownership of Properties; Liens.  Each of Borrower and each
                   ------------------------------
Subsidiary has good and marketable title to or leasehold interests in all of its material properties and assets, real and personal, of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 8.2.3.
                                                            -------------

     SECTION 7.17  Accuracy of Information.  All factual information heretofore
                   -----------------------
or contemporaneously furnished by or on behalf of the Borrower to the Agent and the Banks in connection with this Agreement and the various transactions contemplated hereby, to the best of the Borrower's knowledge, has been, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent and the Banks will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Banks and not incomplete by omitting to state any material fact necessary to make such information not misleading. All projections and pro forma financial information contained in any materials furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent and the Banks are based on good faith estimates and assumptions by the management of the Borrower or the applicable Subsidiary, it being recognized by the Agent and the Banks, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

     SECTION 7.18  Environmental Warranties.  Except as could not reasonably be
                   ------------------------
expected to have a Materially Adverse Effect and except as set forth in Item 9
                                                                        ------
("Environmental Matters") of Exhibit F:
                             ---------

          (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the knowledge of the Borrower, threatened

               (i) written claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any applicable Environmental Law, or

              (ii) written complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any applicable Environmental Law;

          (c) there have been no reportable Releases of Hazardous Materials at, on or under any property now owned or, to the knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries prior to or during the respective periods that the Borrower or any of its Subsidiaries owned or leased such property that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations under applicable Environmental Laws and necessary for their businesses;

          (e) no property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or, to the knowledge of the Borrower, previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect;

          (g) to the knowledge of the Borrower and its Subsidiaries, neither Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which could reasonably be expected to lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) to the knowledge of the Borrower, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower in such amounts or in such condition that, singly or in the aggregate, have, or could reasonably be expected to have, a Materially Adverse Effect; and

          (i) to the knowledge of the Borrower as of the Fifth Restatement Date, no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.

                                  ARTICLE VIII

                                   COVENANTS

     SECTION 8.1  Certain Affirmative Covenants.  The Borrower agrees with the
                  -----------------------------
Agent and the Banks that, until the Credit Commitments shall have terminated and all of the Liabilities have been paid and performed in full:

     SECTION 8.1.1  Financial Information, etc.   The Borrower will furnish, or
                    --------------------------
will cause to be furnished, to the Agent and the Banks copies of the following financial statements, reports and information:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each Fiscal Year of the Borrower, consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective Fiscal Year to the end of such period, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding Fiscal Year (it being understood that the balance sheets may be compared with the figures for the end of the preceding year), accompanied by a certificate of a chief accounting or financial Authorized Officer, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Borrower and its Subsidiaries, and said consolidating financial statements present fairly, in all material respects, the respective individual unconsolidated financial position and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustment);

          (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding Fiscal Year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Borrower, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such Fiscal Year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default insofar as it may relate to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a chief accounting or financial Authorized Officer, which certificate shall state that said consolidating financial statements present fairly, in all material respects, the respective individual unconsolidated financial condition and results of operations of the Borrower and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such Fiscal Year;

          (c) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each Fiscal Year of Varity, consolidated statements of operations, changes in stockholder's equity and cash flows of Varity and its Subsidiaries for such period and for the period from the beginning of the respective Fiscal Year to the end of such period, and the related consolidated balance sheet of Varity and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year (or, if Varity shall then be subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, a copy of the report of Varity required to be filed on Form 10-Q with respect to such quarterly fiscal period), accompanied by a certificate of a senior financial officer of Varity, which certificate shall state that said financial statements (or the financial statements included in such Form 10-Q) present fairly the consolidated financial condition and results of operations of Varity and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (d) as soon as available and in any event within 90 days after the end of each Fiscal Year of Varity, consolidated statements of operations, changes in stockholder's equity and cash flows of Varity and its Subsidiaries for such Fiscal Year and the related consolidated balance sheet of Varity and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year (or, if Varity shall then be subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, a copy of the report of Varity required to be filed on Form 10-K with respect to such Fiscal Year), accompanied by a certificate of a senior financial officer of Varity, which certificate shall state that said financial statements (or the financial statements included in such Form 10-K) present fairly the consolidated financial condition and results of operations of Varity and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such Fiscal Year;

          (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which either the Borrower or Varity shall have filed with the SEC or any national securities exchange;

          (f) promptly upon the mailing thereof to the shareholders of Varity generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) as soon as possible, and in any event within 30 days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a chief accounting or financial Authorized Officer setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or administrative pronouncement waived the requirements of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (providing
                                                                   ---------
          that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code for any Plan and Borrower shall give notice of any such failure that would give rise to a lien at least 10 days before the due date for such contribution;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in a material liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding (x) is not dismissed within 30 days and (y) if against an ERISA Affiliate, represents a claim against such ERISA Affiliate for a minimum of $10,000,000; and

               (vi) the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (h) as soon as available and in any event within 20 days after the end of each calendar month (or, if the end of such calendar month is the last day of the Fiscal Year of the Borrower, within 30 days after the end of such calendar month), a Borrowing Base Certificate as at the last day of such calendar month;

          (i) periodically at the request of the Agent or the Required Banks (but, unless an Event of Default shall have occurred and be continuing, no more frequently than once during any fiscal quarter of the Borrower), a report of an independent auditor satisfactory to the Required Banks (which may be, or be affiliated with, one of the Banks) with respect to the Account Receivables and Inventory components included in the Borrowing Base as at the end of any monthly accounting period which report shall indicate that, based upon a review by such auditors of the Accounts Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Borrower as at the end of such accounting period is accurate and complete in all material respects;

          (j) promptly after the Borrower knows or has reason to believe that any Default has occurred, a notice of such Default specifying that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and

          (k) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries as any Bank or the Agent may reasonably request.

The Borrower will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a chief accounting or financial Authorized Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Section 8.2.4 hereof as of the end of
                                           -------------
the respective quarterly fiscal period or Fiscal Year.

     SECTION 8.1.2  Maintenance of Corporate Existences, etc.   Except as
                    ----------------------------------------
permitted by Section 8.2.10, the Borrower will cause to be done at all times all
             --------------
things necessary to maintain and preserve the corporate existences of the Borrower and each Subsidiary, and to comply in all material respects with all applicable laws, rules, regulations and orders. The Borrower will continue to own and hold directly, free and clear of all Liens (except as permitted by
Section 8.2.3), all of the outstanding shares of capital stock of each
-------------
Subsidiary.

     SECTION 8.1.3  Foreign Qualification.  The Borrower will, and will cause
                    ---------------------
each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect, and to comply in all material respects with all applicable laws, rules, regulations and orders.

     SECTION 8.1.4  Payment of Taxes, etc.   The Borrower will, and will cause
                    ---------------------
each Subsidiary to, pay and discharge, as the same may become due and payable, all federal, state and local taxes, assessments and other governmental charges or levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a material lien upon any one of its properties; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such tax, assessment, charge, levy or lien so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     SECTION 8.1.5  Insurance.  The Borrower will, and will cause each
                    ---------
Subsidiary to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of Agent, furnish to the Agent at reasonable intervals a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and Subsidiaries in accordance with this Section.

     SECTION 8.1.6  Notice of Default, Litigation, etc.   The Borrower will give
                    ----------------------------------
notice immediately to the Agent and the Banks of:

          (a)  the occurrence of any Default;

          (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding previously not disclosed by the Borrower to the Agent and the Banks which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary or to which any of its properties is subject which could reasonably be expected to have a Materially Adverse Effect;

          (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Agent and the Banks; and

          (d) the occurrence of any event which could reasonably be expected to have a Materially Adverse Effect.

     SECTION 8.1.7  Performance of Loan Documents.  The Borrower will, and will
                    -----------------------------
cause each Loan Party to, perform promptly and faithfully all of its obligations under each Loan Document executed by it.

     SECTION 8.1.8  Books and Records.  The Borrower will, and will cause each
                    -----------------
Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Agent or any Bank or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent accountants (and hereby authorizes such independent accountants to discuss its financial matters with the Agent or any Bank or their respective representatives whether or not any representative of the Borrower is present), examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such accountants incurred in connection with such Person's exercise of its rights pursuant to this Section.

     SECTION 8.1.9  Environmental Covenant.  The Borrower will, and will cause
                    ----------------------
each of its Subsidiaries to:

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations under applicable Environmental Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and

          (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
     Section 8.1.9.
     -------------

     SECTION 8.2  Certain Negative Covenants.  The Borrower agrees with the
                  --------------------------
Agent and the Banks that, until the Credit Commitments shall have terminated and all of the Liabilities have been paid and performed in full:

     SECTION 8.2.1  Business Activities.  The Borrower will not, and will not
                    -------------------
permit any Subsidiary to:

          (a) operate its business other than in the ordinary and usual course; and

          (b) engage in any type of business except the businesses currently conducted and activities substantially related thereto.

     SECTION 8.2.2  Indebtedness.  The Borrower will not, and will not permit
                    ------------
any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

          (a)  Indebtedness in respect of the Notes and other Liabilities;

          (b)  all existing Indebtedness identified in Item 5 ("Ongoing
                                                       ------
     Indebtedness") of Exhibit F attached hereto;
                       ---------

          (c) principal of, interest and premium on and other monetary obligations incurred by the Borrower under the terms of any Instrument evidencing or applicable to Subordinated Debt; and Indebtedness subordinated to the Liabilities on terms satisfactory to the Bank in respect of accruals owing to Varity or any Affiliate or Subsidiary of Varity by the Borrower or any Subsidiary in respect of services provided by Varity or any Affiliate or Subsidiary of Varity to the Borrower or any Subsidiary or obligations of the Borrower or any Subsidiary paid or provided for by Varity or any Affiliate or Subsidiary of Varity;

          (d) Indebtedness of the Borrower and Subsidiaries incurred to finance, or assumed by the Borrower in connection with, any acquisition of fixed or capital assets permitted by Section 8.2.8; provided, however, that
                                          -------------
     the aggregate principal amount of such Indebtedness

               (i) incurred during any Fiscal Year shall not exceed $500,000, plus the amount, if any, by which $500,000 exceeds the aggregate of such Indebtedness incurred during the previous Fiscal Year, and

               (ii)  at any one time outstanding shall not exceed $3,000,000;

          (e)  Letters of Credit;

          (f) Indebtedness of the Borrower and Subsidiaries incurred in the ordinary course of business or in respect of expenses incurred in refinancing Indebtedness permitted by this Section 8.2.2 (including open accounts extended for periods not in
          -------------
     excess of 90 days in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Guarantees);

          (g) Indebtedness in respect of taxes, assessments or governmental charges, and Indebtedness in respect of claims for labor, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1.4;
                                                              -------------

          (h) Indebtedness to the extent not covered by insurance in respect of judgments or awards which have been in force for less than the applicable appeal period so long as execution is not levied thereunder (or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review) and which does not at any time, in the aggregate, exceed $2,000,000;

          (i)  Indebtedness

               (i) owing by any Subsidiary to the Borrower or any other Subsidiary in respect of trade payables incurred in the ordinary course of business arising out of the provision of goods and services,

               (ii) owing by the Borrower to any Subsidiary and, provided that no Event of Default shall have occurred and be continuing and the Agent shall not have given notice to the Borrower for purposes of this clause (i)(ii), owing by any Subsidiary to the Borrower in respect of
          --------------
          cash management occurring in the ordinary course of business, and

               (iii) owing by any Subsidiary to any other Subsidiary in a maximum aggregate principal amount at any time outstanding not in excess of $500,000 for such Subsidiary; and

          (j) other Indebtedness of the Borrower or any Subsidiary at any time outstanding in an aggregate principal amount not in excess of $500,000;

provided, however, that no Indebtedness otherwise permitted by clause (d) shall
--------  -------                                              ----------
be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION 8.2.3  Liens .  The Borrower will not, and will not permit any
                    ------
Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

          (a)  Liens which were granted prior to the date hereof in (and only
     in) assets identified in Item 5 ("Ongoing Indebtedness") and Item 6
                              ------                              ------
     ("Liens") of Exhibit F attached hereto to secure any Indebtedness permitted
                  ---------
     by clause (b) of Section 8.2.2;
        ----------    -------------

          (b)  Liens in (and only in) fixed assets permitted to be acquired by
     Section 8.2.8 granted to secure Indebtedness permitted by clause (d) of
     -------------                                             ----------
     Section 8.2.2 to have been incurred to finance the acquisition of such
     -------------
     assets;

          (c)  statutory and common law banker's Liens on bank deposits;

          (d) funds with respect to which the Borrower or any Subsidiary has become a trustee pursuant to Section 4113.15(c) of the Ohio Revised Code (or any successor provision);

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

          (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (h) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance; and

          (i) other Liens securing Indebtedness in an aggregate principal amount not in excess of $200,000.

     SECTION 8.2.4  Financial Condition.  The Borrower will not permit:
                    -------------------

          (a)  the Interest Coverage Ratio to be less than 2.00 to 1.00;

          (b)  Consolidated Net Worth to be less than $30,000,000; and

          (c)  the Debt-Equity Ratio to be greater than 2.00 to 1.00.

     SECTION 8.2.5  Investments.  The Borrower will not, and will not permit
                    -----------
any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except:

          (a) Cash Equivalent Investments; provided, however, that any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

          (b)  Investments existing the date hereof and identified in Item 7
                                                                      ------
     ("Ongoing Investments") of Exhibit F attached hereto;
                                ---------

          (c) equity Investments existing at the date hereof of the Borrower in its direct Subsidiaries identified in Item 4 ("Existing Subsidiaries") of
                                           ------
     Exhibit F attached hereto;
     ---------

          (d)  Investments permitted as Indebtedness pursuant to Section 8.2.2;
                                                                 -------------
     and

          (e) Investments made and existing in connection with any disposition permitted by clause (c) of Section 8.2.10.
                  ----------    --------------

     SECTION 8.2.6  Restricted Payments, etc.  On or after the date of this
                    ------------------------
Agreement:

          (a) the Borrower will not at any time after the date of this Agreement apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption or other retirement of any shares of capital stock of the Borrower;

          (b) the Borrower will not, and will not permit any Subsidiary to, pay or repay any principal of, or make any payment of interest on, redeem, or defease, and neither the Borrower nor any Subsidiary will purchase or otherwise acquire any interest in any Subordinated Debt; provided, however,
                                                              --------  -------
     that the Borrower may, subject to the subordination provisions applicable to any Subordinated Debt of the Borrower and the terms of the Subordination Agreement, make payments of interest accrued thereon when due; and

          (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

     (d) the Borrower will not, and will not permit any Subsidiary to, make any payments to Varity, provided that for so long as no Default shall have
                         -------------
     occurred and be continuing:

                (i) the Borrower may make payments to Varity or its affiliates for management fees;

               (ii) the Borrower may make payments on dividends or other distributions on its capital stock; and

              (iii) subject to the consent of the Required Banks (which consent shall not be unreasonably withheld), the Borrower may transfer any of its Properties to Varity or any of Varity's Subsidiaries (other than the Borrower and the Borrower's Subsidiaries);

          (e) nothing in this Section shall be construed to restrict any payment to an Affiliate expressly permitted to be made by, or expressly excluded from the restrictions of, Section 8.2.12.
                                        --------------

     SECTION 8.2.7  Rental Obligations.  The Borrower will not, and will not
                    ------------------
permit any Subsidiary to, enter into at any time any arrangement which does not constitute Indebtedness and which involves the leasing by the Borrower or any Subsidiary from any lessor of any real or personal property (or any interest therein), unless such arrangement is entered into by the Borrower or any Subsidiary and, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower or any Subsidiary in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $2,000,000 for any Fiscal Year; provided, however, that any calculation made for purposes of this Section shall
--------  -------
exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments and other similar charges.

     SECTION 8.2.8  Fixed or Capital Assets.  The Borrower will not, and will
                    -----------------------
not permit any Subsidiary to, make any expenditures for fixed or capital assets, unless such expenditure is made by the Borrower or a Subsidiary and, together with all other such expenditures made by the Borrower and all Subsidiaries in any Fiscal Year, does not aggregate in excess of $20,000,000 for the Fiscal Year ending January 31, 1995 and $20,000,000 for the Fiscal Year ending January 31, 1996.

     SECTION 8.2.9  Take or Pay Contracts.  The Borrower will not, and will not
                    ---------------------
permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it.

     SECTION 8.2.10  Consolidation, Merger, etc.  The Borrower will not, and
                     --------------------------
will not permit any Subsidiary to, consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or sell, transfer, lease or otherwise dispose of any part of its assets to any Person, except:

          (a) dispositions of inventory, and dispositions and acquisitions of non-material amounts of other assets, all in the ordinary course of business;

          (b) dispositions of assets in an aggregate amount for all dispositions by the Borrower and Subsidiaries in any Fiscal Year not in excess of $500,000; and

          (c) the merger of any Subsidiary into the Borrower provided that the Borrower is the surviving corporation.

     SECTION 8.2.11  Modification, etc. of Subordinated Debt. The Borrower will
                     ---------------------------------------
not amend any term or provision, including any subordination provision, covenant, event of default or right of acceleration or any sinking fund provision or term of required repayment or redemption (except any amendment which extends the date or reduces the amount of any required repayment or redemption), or any term with respect to payment of interest contained in or applicable to any Instrument evidencing or applicable to any Subordinated Debt of the Borrower.

     SECTION 8.2.12  Transactions with Affiliates.  Except as expressly
                     ----------------------------
permitted by this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a)  make any Investment in an Affiliate of the Borrower;

          (b) transfer, sell, lease, assign or otherwise dispose of any Properties to any such Affiliate;

          (c) merge into or consolidate with or purchase or acquire Properties from any such Affiliate; or

          (d) enter into any other transaction directly or indirectly with or for the benefit of any such Affiliate (including, without limitation, Guarantees and assumptions of obligations of any such Affiliate);

provided that:
--------

          (i) any Affiliate of the Borrower who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity;

          (ii) the Borrower and its Subsidiaries may enter into transactions (other than Investments by the Borrower or any of its Subsidiaries in any Affiliate of the Borrower) providing for the leasing of Properties, the rendering or receipt of services or the purchase or sale of inventory and other Properties in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate of the Borrower;

          (iii)  the Borrower may make Investments to the extent permitted by
     Section 8.2.10; and
     --------------

          (iv)  the Borrower may pay Management Fees.

     SECTION 8.2.13  Sale or Discount of Receivables.  Except in connection
                     -------------------------------
with the disposition of accounts receivable permitted by clause (d) of Section
                                                         ----------    -------
8.2.10, the Borrower will not, and will not permit any Subsidiary to, directly
------
or indirectly, sell with
recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or Account Receivables.

     SECTION 8.2.14  Negative Pledges.  The Borrower will not, and will not
                     ----------------
permit any Subsidiary to, enter into any agreement (excepting this Agreement and any Loan Document) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

     SECTION 8.2.15  Inconsistent Agreements.  The Borrower will not, and will
                     -----------------------
not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by any borrowing by the Borrower made hereunder or by the performance by the Borrower or any Subsidiary of their respective obligations hereunder or under any Loan Document.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

     SECTION 9.1  Events of Default.  The term "Event of Default" shall mean
                  -----------------             ----------------
each of the following events:

     SECTION 9.1.1  Non Payment of Liabilities.  The Borrower shall default in
                    --------------------------
the payment or prepayment when due of any principal of any Note, or the Borrower shall default (and such default shall continue unremedied for a period of three days) in the payment when due of interest on any Note, of any commitment fee or of any other Liability.

     SECTION 9.1.2  Non-Performance of Certain Covenants.  The Borrower shall
                    ------------------------------------
default in the due performance and observance of any of its obligations under:

          (a)  Section 8.1.2 or 8.2 (other than 8.2.4), and such default shall
               -------------    ---             -----
     continue unremedied after notice thereof shall have been given to the Borrower by the Agent or the holder of a Note; or

          (b)  Section 8.2.4 and such default shall continue unremedied for
               -------------
     thirty Business Days after notice thereof shall have been given to the Borrower by the Agent or the holder of a Note.

     SECTION 9.1.3  Default on Other Indebtedness.  Any default shall occur
                    -----------------------------
under the terms applicable to any Indebtedness outstanding in a principal amount exceeding $1,000,000 of the Borrower or any Subsidiary representing any borrowing or financing or arising under any other material agreement, and such default shall:

          (a) consist of the failure to pay such Indebtedness at the maturity thereof; or

          (b) continue unremedied for a period of time sufficient to permit acceleration of such Indebtedness; or

          (c) continue unremedied (and not have been waived by the holder of such Indebtedness) for more than 30 days after notice thereof shall have been given to the Borrower by the Agent or the holder of any Note.

     SECTION 9.1.4  Bankruptcy, Insolvency, etc.   The Borrower, any Subsidiary
                    ---------------------------
or Varity shall become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or the Borrower, any Subsidiary or Varity shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower, such Subsidiary or Varity or any property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator or other custodian shall be appointed for the Borrower, any Subsidiary or Varity or for a substantial part of the property of any thereof and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, shall be commenced in respect of the Borrower, any Subsidiary or Varity, and, if such case or proceeding is not commenced by the Borrower, such Subsidiary or Varity, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Subsidiary or Varity or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or the Borrower, any Subsidiary or Varity shall take any corporate action to authorize, or in furtherance of, any of the foregoing.

     SECTION 9.1.5  Impairment, etc. of Security.  Either the Camden Guaranty
                    ----------------------------
or the Varity Guaranty shall terminate or cease to be the legally valid, binding and enforceable obligation of the obligor thereunder; the Borrower, any Subsidiary or Varity or any party by, through or on behalf of any of them shall contest in any manner such validity, binding nature or enforceability (and, if any such contest shall have been made in conjunction with any proceeding of the nature described in Section 9.1.4, such contest shall continue for a period of
                    -------------
sixty days after the initiation thereof).

     SECTION 9.1.6  Ownership of the Borrower.  Varity shall cease to own,
                    -------------------------
directly or indirectly and free and clear of all Liens, all of the issued and outstanding shares of capital stock of the Borrower.

     SECTION 9.1.7  Non-Performance of Other Obligations.  The Borrower or any
                    ------------------------------------
other Loan Party shall default in the due performance and observance of any other agreement contained herein or in any Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower or such Loan Party, as the case may be, by the Agent or the holder of a Note, except as provided herein.

     SECTION 9.1.8  Breach of Warranty.  Any warranty of the Borrower hereunder
                    ------------------
or any Loan Party in any other Loan Document is or shall be incorrect when made, and the Borrower or such Loan Party, as the case may be, shall not have taken corrective measures with respect thereto satisfactory to the Required Banks within 30 days after notice thereof to the Borrower or such Loan Party, as the case may be, by the Agent or the holder of a Note.

     SECTION 9.1.9  Pension Plans.  Any of the following events shall occur
                    -------------
with respect to any Pension Plan

          (a) the institution of any steps by the Borrower, any ERISA Affiliate or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION 9.1.10  Judgments.  A final judgment to the extent not covered by
                     ---------
insurance which, with other such outstanding final judgments against the Borrower and Subsidiaries, exceeds an aggregate of $1,000,000 shall be rendered against the Borrower or any Subsidiary and if, within 60 days after entry thereof, such judgment shall not have been discharged or otherwise satisfied or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied.

     SECTION 9.1.11  Varity Indebtedness.  Varity shall fail to make any
                     -------------------
principal payment or payments in an amount in excess of $10,000,000
                                           -- ------
individually, or $20,000,000 in the aggregate (or, in each case, the equivalent dollar amount in any other currency), in respect of Indebtedness of Varity when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any Instrument relating to any such Indebtedness; or any other event shall occur or condition shall exist, and shall continue after the applicable grace period, if any, specified in any Instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate any such Indebtedness which is outstanding in an aggregate principal amount in excess of $10,000,000 individually, or $20,000,000 in the aggregate (or, in each case, the equivalent dollar amount in any other currency).

     SECTION 9.1.12  Judgment against Varity.  A final judgment to the extent
                     -----------------------
not covered by insurance which, with other such outstanding final judgments against Varity, exceeds an aggregate of $25,000,000 shall be rendered against Varity and if, within 60 days after entry thereof, such judgment shall not have been discharged or otherwise satisfied or execution thereof stayed pending appeal, or if, within 60 days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied.

     SECTION 9.2  Action if Bankruptcy.  If any Event of Default described in
                  --------------------
Section 9.1.4 shall occur, the outstanding principal amount of all outstanding
-------------
Notes and all other Liabilities shall be and become immediately due and payable, without notice or demand.

     SECTION 9.3  Action if Other Event of Default.  If any Event of Default
                  --------------------------------
(other than an Event of Default described in Section 9.1.4) shall occur for any
                                             -------------
reason, whether voluntary or involuntary, and be continuing, the Agent shall upon request by the Required Banks, without notice or demand, declare all or any portion of the outstanding principal amount of the Notes to be due and payable and any or all other Liabilities to be due and payable, whereupon the full unpaid amount of such Notes and any and all other Liabilities which shall be so declared due and payable shall be and become immediately due and payable. The Agent shall promptly advise the Borrower and the Banks of any such declaration, but failure to do so shall not impair the effect of such declaration.

     SECTION 9.4  Collateral Account.  The Borrower hereby agrees, in addition
                  ------------------
to the provisions of Section 9.2 and Section 9.3, that upon the occurrence and
                     -----------     -----------
during the continuance of any Event of Default, it shall, if requested by the Required Banks, pay (and, in the case of any Event of Default referred to in
Section 9.1.4, forthwith, without any demand or the taking of any other action
-------------
by the Agent or the Banks, pay) to the Agent an amount in immediately available funds equal to the then aggregate amount of all Letter of Credit Liabilities, which funds shall be held by the Agent in a cash collateral account at the Agent and shall be subject to withdrawal only when and if such Event of Default shall cease to exist or all Liabilities are thereafter paid in full.


                                   ARTICLE X

                                   THE AGENT

     SECTION 10.1  Actions.  Each Bank and the holder of each Note authorizes
                   -------
the Agent to act on behalf of such Bank or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Banks received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section, comply in good faith except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Bank's Percentage, from and against any and
       --- ----
all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, and any other Loan Document, including without limitation the reimbursement of the Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees) and the reasonably allocated costs of in house counsel and legal staff incurred by the Agent hereunder or in connection herewith or in enforcing the Liabilities of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Bank shall
                                                   --------
be liable for the payment of any portion of such Liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Banks against loss, costs, liability, and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     SECTION 10.2  Funding Reliance, etc.   Unless the Agent shall have been
                   -----------------------
notified by telephone, confirmed in writing, by any Bank by 5:00 p.m., Atlanta time, on the day prior to a Borrowing that such Bank will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available by such Bank to the Agent on a date after the date of such Borrowing, such Bank shall pay to the Agent on demand interest on such amount at the daily average Federal funds rate quoted by the Agent for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Bank to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive, in the absence of demonstrable error. If such amount is not in fact made available to the Agent by such Bank within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower.

     SECTION 10.3  Exculpation.  Neither the Agent nor any of its directors,
                   -----------
officers, employees, or agents shall be liable to any Bank for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or thereunder.
Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which they believe to be genuine and to have been presented by a proper Person.

     SECTION 10.4  Successor.  The Agent may resign as such at any time upon at
                   ---------
least 30 days' prior notice to the Borrower and all Banks. If the Agent at any time shall resign, the Required Banks may appoint another Bank as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be one of the Banks or a commercial banking institution organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

     SECTION 10.5  Loans by the Agent.  The Agent shall have the same rights
                   ------------------
and powers with respect to

          (i)  the Loans made by it or any of its Affiliates, and

         (ii) the Notes held by it or any of its Affiliates as any Bank and may exercise the same as if it were not the Agent.

     SECTION 10.6  Credit Decisions.  Each Bank acknowledges that it has,
                   ----------------
independently of the Agent and each other Bank, and based on the financial information referred to in Section 7.4 and such other documents, information,
                           -----------
and investigations as it has deemed appropriate, made its own credit decision to extend its Credit Commitment. Each Bank also acknowledges that it will, independently of the Agent and each other Bank, and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 10.7  Copies, etc.   The Agent shall give prompt notice to each
                   -----------
Bank of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement. The Agent will distribute to each Bank each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Banks by the Agent in accordance with the terms of this Agreement.


                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1  Waivers, Amendments, etc.   The provisions of this Agreement
                   ------------------------
and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Banks; provided, however, that no such amendment,
                                 --------  -------
modification or waiver which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall be made without the consent of the holder of such Note; and provided, further, that no such
                                            --------  -------
amendment, modification or waiver which would increase the Credit Commitment of any Bank shall be made without the consent of all of the Banks.

     No failure or delay on the part of the Agent or any Bank or the holder of any Note in exercising any power or right under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

     No waiver or approval by the Agent or any Bank or the holder of any Note under this Agreement or any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 11.2  Notices.  All notices and other communications provided to
                   -------
any party hereto under this Agreement or any Loan Document shall be in writing or by telex and addressed or delivered to it at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed properly addressed postage prepaid, shall be deemed given when received; any notice, if transmitted by telecopy, shall be deemed given when transmitted.

     SECTION 11.3  Costs and Expenses and Capital Adequacy.  The Borrower
                   ---------------------------------------
agrees to pay all expenses for the preparation of this Agreement, including exhibits, and any amendments to this Agreement as may from time to time hereafter be required and the reasonable fees and expenses of counsel for the Agent from time to time incurred in connection with the preparation and execution of this Agreement and all amendments from time to time made hereto, the preparation and review of the form of any Instrument relevant to this Agreement and the consideration of legal questions relevant hereto and thereto. The Borrower also agrees to reimburse the Agent and the Banks upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent and the Banks in enforcing the obligations of the Borrower hereunder or under the Notes or any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement. If any Bank determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required to be maintained by such Bank based on the existence of the Bank's Credit Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost or reduced rate of return to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reason-
ably and in good faith and will use averaging and attribution methods which are reasonable, provided that each Bank's determination of compensation owing under this Section 11.3 shall, absent manifest error, be final and conclusive and
     ------------
binding on the Borrower. Any Bank, upon determining that any additional amounts will be payable pursuant to this Section 11.3, will give prompt written notice
                                 ------------
thereof to the Borrower and the Agent within one year of the incurrence of such costs, and shall as promptly as possible after the giving of such notice notify the Borrower and the Agent of such additional amounts due hereunder, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 11.3.
                                                                  ------------

     SECTION 11.4  Indemnification.  In consideration of the execution and
                   ---------------
delivery of this Agreement by each Bank and the extension of the Credit Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Bank and each of its officers, directors, employees, and agents (the "Bank
                                                                           ----
Parties") free and harmless from and against any and all actions, causes of
-------
action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether such Bank Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"),
                                                   -----------------------
incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to

          (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

         (ii) the entering into and performance of this Agreement and any other Loan Document by any of the Bank Parties; or

        (iii) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Borrower or any Subsidiary or other Loan Party of all or any portion of the stock or all or substantially all the assets of any Person, whether or not the Agent or such Bank is party thereto, except for any such Indemnified Liabilities arising for the account of a particular Bank Party by reason of the relevant Bank Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 11.5  Severability.  Any provision of this Agreement or any Loan
                   ------------
Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.6  Cross-References.  References in this Agreement and in each
                   ----------------
Loan Document to any Section or Article are, unless otherwise specified, to such Section or Article of this Agreement or such Loan Document, as the case may be, and references in any Section, Article or definition to any clause are, unless otherwise specified, to such clause of such Section, Article or definition.

     SECTION 11.7  Headings.  The various headings of this Agreement and of
                   --------
each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Instrument or any provisions hereof or thereof.

     SECTION 11.8  Counterparts, Effectiveness, etc.   This Agreement may be
                   --------------------------------
executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 11.9  Governing Law.  This Agreement, the Notes and each other
                   -------------
Loan Document shall each be deemed to be a contract made under and governed by the internal laws of the State of New

York. For purposes of any action or proceeding involving this Agreement, the Borrower hereby expressly submits to the jurisdiction of all Federal and state courts located in the State of New York and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of New York, provided a reasonable time for appearance is allowed.

     SECTION 11.10  Confidentiality.  The Agent and the Banks shall hold all
                    ---------------
non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to its examiners, affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, the Agent and each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Person by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and further provided that in no event shall the Agent and the Banks be obligated or required to return any materials furnished by the Borrower.

     SECTION 11.11  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of the Agent and the Banks.

     SECTION 11.12  Waiver of Jury Trial.  THE AGENT, THE BANKS AND THE
                    --------------------
BORROWER (EACH ON BEHALF OF ITSELF AND EACH LOAN PARTY) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

AGREEMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS, THE BORROWER, OR ANY OTHER LOAN PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS TO ENTER INTO THIS AGREEMENT.

     SECTION 11.13  Not a Novation.  This Agreement shall not constitute a
                    --------------
novation and the execution by the Borrower of this Agreement shall not be considered payment of the Borrower's obligations and liabilities incurred under or evidenced by the Existing Agreement and the Notes dated June 9, 1993 issued to BNS and NBD, respectively, thereunder. The "Loans" outstanding on the Fifth Restatement Date under the Existing Agreement shall remain unpaid and outstanding under this Agreement and shall be allocated among the Banks according to their respective Percentages. Such Loans are evidenced by the Notes dated June 9, 1993 and shall remain in existence thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year above written on which this Agreement is being amended and restated.

                              DAYTON WALTHER CORPORATION


                              By:/s/Glenn Dong
                                Title: Assistant Treasurer


                              By:________________________________
                                Title: Assistant Treasurer

                              Address:  2800 East River Road
                                        Dayton, Ohio 45439
                              Attention:  Henry T. Pollock
                              Telecopy No.: (513) 296-3138

(CORPORATE SEAL)

ATTEST:


/s/Kenneth L. Walker
Title: Secretary


 Credit
Commitment    Percentage      THE BANK OF NOVA SCOTIA
----------    ----------


$10,000,000        50%        By:/s/A.S. Norsworthy
                                Title:  Assistant Agent


                              Domestic
                              Office
                              Address:  600 Peachtree Street N.E.
                                        Suite 2700
                                        Atlanta, Georgia  30308

                              Attention:  F.C.H. Ashby
                              Telecopy No.:  (404) 888-8998

                              LIBOR Office:  600 Peachtree Street N.E.
                                             Suite 2700
                                             Atlanta, Georgia  30308

$10,000,000   50%             NBD BANK, a Michigan banking corporation



                              By:/s/Edward C. Hathaway
                                Title:  Vice President

                              Domestic
                              Office
                              Address:  611 Woodward Avenue
                                        Detroit, Michigan 48226

                              Attention:  Victoria Decker
                              Telecopy No.:  (313) 225-1671

                              LIBOR Office:  611 Woodward Avenue
                                             Detroit, Michigan 48226



===========   ===

$20,000,000   100%
Total
Commitment
Amount